UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CHESAPEAKE LODGING TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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Dear Shareholder:

On behalf of the Board of Trustees, we are pleased to invite you to attend the 2018 Annual Meeting of Shareholders of Chesapeake Lodging Trust, to be held on June 14, 2018 at 9 a.m., local time, at the offices of Polsinelli PC, located at 1401 Eye Street, NW, Suite 800, Washington, DC 20005. You may attend the meeting in person or by proxy. Only shareholders or their legal proxy holders will be allowed to attend the 2018 Annual Meeting. To be admitted to the 2018 Annual Meeting, you must present a form of government-issued photo identification and an admission ticket, valid proof of ownership of the Trust’s common shares as of April 24, 2018 or a valid legal proxy. Please refer to page 51 of this proxy statement for more logistical information about attending the 2018 Annual Meeting.

Your vote is important. We strongly urge you to cast your vote as soon as possible, even if you currently plan to attend the meeting in person. You may vote your shares by following the instructions on the proxy card or the voting instruction card you received.

We appreciate your investment in the Trust and look forward to seeing you at our 2018 Annual Meeting.

Sincerely,

Thomas A. Natelli

Chairman of the Board of Trustees

James L. Francis

President and Chief Executive Officer

NOTICE OF THE 2018 ANNUAL MEETING

The 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”) of Chesapeake Lodging Trust, a Maryland real estate investment trust (the “Trust”), will be held at the time and place and for the purposes indicated below.

Time and Date:	9 a.m., local time, on June 14, 2018

Place:	Polsinelli PC
1401 Eye Street, NW, Suite 800, Washington, DC 20005

Items of Business:	•	To elect eight trustees from the nominees named in the attached proxy statement to serve until the 2019 Annual Meeting or until their successors are elected and qualified (Proposal 1);

•	To ratify the appointment of Ernst & Young LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2018 (Proposal 2);

•	To approve an amendment and restatement of the Chesapeake Lodging Trust Equity Plan (Proposal 3);

•	To approve, through a non-binding advisory vote, the Trust’s executive compensation program (Proposal 4); and

•	To transact such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Recommendations of the Board:	The Board of Trustees unanimously recommends that you vote on the proxy card or voting instruction form as follows:

“FOR” each of the trustee nominees in Proposal 1; “FOR” Proposal 2; “FOR” Proposal 3; and “FOR” Proposal 4.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the 2018 Annual Meeting at the time and on the date specified above or at any time and date to which the 2018 Annual Meeting may be properly adjourned or postponed.

Record Date:	Our Board of Trustees has set April 24, 2018 as the record date for determining the holders of the Trust’s common shares that are eligible to vote at the 2018 Annual Meeting.

Voting:	Your vote is very important. To ensure your representation at the meeting, please vote your shares as soon as possible, even if you currently plan to attend. You are urged to submit your proxy card in the envelope provided to you so that your shares can be voted at the 2018 Annual Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instruction on voting beginning on page 2 or on the proxy card or voting instruction form.

If you have any questions or require any assistance voting your shares, please contact our proxy solicitor at the following telephone numbers or address:

MacKenzie Partners

(212) 929-5500 or toll-free (800) 322-2885

1407 Broadway, 27th Floor, New York, New York 10018

Corporate Headquarters:	4300 Wilson Boulevard, Suite 625, Arlington, Virginia 22203

By Order of the Board of Trustees

Graham J. Wootten,

Senior Vice President,

Chief Accounting Officer and Secretary

April 30, 2018

CHESAPEAKE LODGING TRUST

PROXY STATEMENT

2018 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

2018 ANNUAL MEETING

June 14, 2018

GENERAL INFORMATION

We are providing these proxy materials in connection with the solicitation by the Board of Trustees (the “Board”) of Chesapeake Lodging Trust of proxies to be voted at our 2018 Annual Meeting and at any adjournment or postponement. The proxies will be used at our 2018 Annual Meeting to be held on June 14, 2018 beginning at 9 a.m., local time, at the offices of Polsinelli PC, located at 1401 Eye Street, NW, Suite 800, Washington, DC 20005. The proxy materials include our Notice of the 2018 Annual Meeting and Proxy Statement. These materials also include the proxy card and postage-paid return envelope or voting instruction form for the 2018 Annual Meeting.

This proxy statement contains important information regarding our 2018 Annual Meeting. It identifies the proposals on which you are being asked to vote, provides information that you may find useful in determining how to vote, and describes voting procedures. Our proxy materials are first being distributed on or about April 30, 2018 to holders of record of our common shares of beneficial interest at the close of business on April 24, 2018.

Purpose of the Meeting

Shareholders are being asked to vote on the following matters at the 2018 Annual Meeting:

•	the election of eight trustee nominees, identified in Proposal 1, to the Board;

•	the ratification of the appointment of Ernst & Young LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2018 as set forth in Proposal 2;

•	the approval of an amendment and restatement of the Chesapeake Lodging Trust Equity Plan (the “Equity Plan”) as set forth in Proposal 3;

•	the approval, on a non-binding advisory basis, of the Trust’s executive compensation program as set forth in Proposal 4; and

•	the consideration of any other appropriate matters properly brought before the meeting or any adjournment or postponement of the meeting.

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2018 Annual Meeting.

Recommendations of the Board of Trustees

The Board recommends that you vote as follows:

“FOR” election of eight trustee nominees nominated by the Board and named in Proposal 1;

“FOR” ratification of the appointment of Ernst & Young LLP as the Trust’s independent registered public accounting firm for the year ending December 31, 2018 as set forth in Proposal 2;

“FOR” approval of the amendment and restatement of the Trust’s Equity Plan as set forth in Proposal 3; and

“FOR” approval of the Trust’s executive compensation program as set forth in Proposal 4.

If you grant a proxy on your proxy card, the persons named as proxy holders, James L. Francis, Douglas W. Vicari and Graham J. Wootten, or any of them, will have the discretion to vote your shares on those matters for which such action is permitted by Rule 14a-4(c) at the meeting or any adjournment or postponement thereof. If any of our nominees becomes unable or for good cause unwilling to serve, the persons named as proxy holders will vote all shares represented by your validly submitted proxy for such other candidate or candidates as may be nominated by the Board.

Who May Attend the Meeting and Vote

Only holders of record of our common shares outstanding at the close of business on the record date of April 24, 2018 will be entitled to receive notice of and to vote at the meeting or at any adjournment or postponement of the 2018 Annual Meeting. On the record date, we had 60,381,164 common shares issued and outstanding.

Only shareholders or their legal proxy holders will be allowed to attend the 2018 Annual Meeting. To be admitted to the 2018 Annual Meeting, you must present a form of government-issued photo identification and an admission ticket, valid proof of ownership of the Trust’s common shares as of April 24, 2018 or a valid legal proxy. Please refer to page 51 of this proxy statement for more logistical information about attending the 2018 Annual Meeting.

Quorum

The presence in person or by proxy of the holders of a majority of the outstanding common shares will constitute a quorum for the transaction of business at the 2018 Annual Meeting. Abstentions and broker non-votes, as described below, will be counted in determining whether a quorum exists. If the shareholders present or represented by proxy at the 2018 Annual Meeting constitute holders of less than a majority of the shares entitled to vote, the meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Voting Rights

Each holder of common shares is entitled to cast one vote for each common share owned on April 24, 2018, the record date of the 2018 Annual Meeting. With respect to the election of each nominee for trustee and with respect to all other matters, shareholders may vote “For”, “Against” or “Abstain.”

Voting Your Shares

Voting shares prior to, or without attending, the 2018 Annual Meeting. We strongly urge you to cast your vote as soon as possible, even if you currently plan to attend the meeting in person. Whether you hold shares directly as the shareholder of record or through a bank, broker, trustee or other nominee as the beneficial owner, you may direct how your shares are voted prior to, or without attending, the 2018 Annual Meeting.

Shareholders of record may submit proxies by completing, signing, and dating their proxy card and returning it in the accompanying pre-addressed, postage-prepaid envelope. Your proxy card must be received no later than June 13, 2018 for your shares to be voted at the 2018 Annual Meeting. If you are a beneficial owner, that is, you hold your common shares through a bank, broker, trustee or other nominee, you must provide your nominee with appropriate voting instructions as set forth on the voting instruction card you receive from your nominee no later than 11:59 p.m. EDT on June 13, 2018. If you do not provide your nominee with these instructions, your nominee will not have discretionary authority to vote your shares on your behalf on Proposals 1, 3, or 4, which are “non-routine” matters. As a result, your failure to provide these instructions will result in a

“broker non-vote” for Proposals 1, 3, and 4. Beneficial owners may provide instructions to their bank, broker, trustee or other nominee holding their shares in one of these three ways:

•	By Internet – Beneficial owners may give instructions over the Internet by following the instructions on the voting instruction card you received from your nominee.

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By Telephone – Beneficial owners may give instructions by telephone by calling the number on the voting instruction card you received from your nominee and following the instructions. You will need to have the control number that appears on the proxy or voting instruction card available when voting.

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By Mail – Beneficial owners may give instructions by completing, signing and dating their voting instruction card received from your nominee and mailing it in the accompanying pre-addressed, postage-prepaid envelope.

We encourage you to provide voting instructions to the organization that holds your shares. Please return your completed proxy card or voting instruction form to your broker and contact the person responsible for your account, or vote by internet or telephone so that your vote can be counted.

Voting shares in person at the 2018 Annual Meeting. Shares held in your name as the shareholder of record may be voted in person at the 2018 Annual Meeting. Shares for which you are the beneficial owner but not the shareholder of record may be voted in person only if you obtain a legal proxy from the bank, broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the 2018 Annual Meeting, we recommend that you vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

If additional matters are presented at the 2018 Annual Meeting. Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the 2018 Annual Meeting. If you grant a proxy, the persons named as proxy holders, James L. Francis, Douglas W. Vicari and Graham J. Wootten, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any nominee becomes unable or for good cause unwilling to serve, the Board may recommend a substitute nominee. The shares represented by all validly submitted proxies may be voted in favor of the election of such substitute nominee.

Changing Your Vote

You may change your vote before the vote at the 2018 Annual Meeting in accordance with the following procedures. If you are a shareholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary at the Trust’s headquarters address in Arlington, Virginia, no later than June 13, 2018, or by attending the 2018 Annual Meeting and voting in person. Attendance at the meeting alone will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a bank, broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your bank, broker, trustee or nominee by 11:59 p.m. EDT on June 13, 2018, or, if you have obtained a legal proxy from your bank, broker, trustee or other nominee giving you the right to vote your shares, by attending the 2018 Annual Meeting and voting in person.

Required Vote

Election of Trustees. Under our bylaws, to be elected in an uncontested election, trustee nominees must receive the affirmative vote of a majority of the votes cast, which means that the number of shares voted for a nominee must exceed the number of shares voted against that nominee. Common shares not voted (whether by abstention, broker non-vote or otherwise) will not be counted as a vote cast for or against a nominee’s election.

If an incumbent trustee were to fail to be re-elected by a majority of votes cast, that trustee would be required under our bylaws to tender his or her resignation to the Board. The Nominating and Corporate

Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board is required to act on the Committee’s recommendation and publicly disclose its decision and its rationale within 90 days after the election results are certified. Notwithstanding the foregoing, our bylaws require the Board to accept any such resignation if the nominee has received more votes against than for his or her election at each of two consecutive annual meetings of shareholders.

Ratification of Independent Registered Public Accounting Firm. Approval of this proposal requires that the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Any common shares not voted (whether by abstention, broker non-vote or otherwise) will not affect the vote.

Amendment and Restatement of the Trust’s Equity Plan. Approval of this proposal requires that the number of votes cast for the proposal exceeds the number of votes cast against the proposal. For purposes of the vote on this proposal, abstentions will have the same effect as votes against the proposal. Any common shares not voted (whether by broker non-vote or otherwise) will not affect the vote.

Non-binding Advisory Vote to Approve the Trust’s Executive Compensation Program. Approval of this proposal requires that the number of votes cast for the proposal exceeds the number of votes cast against the proposal. Any common shares not voted (whether by abstention, broker non-vote or otherwise) will not affect the vote. Although this proposal is not binding on us, the Board and its Compensation Committee will consider the results of the shareholder vote in determining future executive compensation matters.

Proxy Solicitation Costs

The Trust will pay the cost of preparing, assembling, printing, mailing, and distributing its proxy materials. We will also bear the cost of soliciting votes. The Trust will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names our common shares beneficially owned by others so that they may forward these proxy materials to the beneficial owners. Our trustees, officers or employees may solicit proxies or votes for us in person, or by mail, telephone, electronic communication or other means. They will not receive any additional compensation for these solicitation activities. We will enlist the help of banks, brokers and other nominee holders in soliciting proxies for the 2018 Annual Meeting from their customers who are beneficial owners of our common shares and will reimburse those firms for their reasonable related out-of-pocket expenses. MacKenzie Partners, Inc. has been retained to assist us in the solicitation of proxies, for which they will receive an estimated fee of $10,000, plus reimbursement of their normal and customary expenses.

Inspector of Elections

The inspector of elections will be a representative from our transfer agent, American Stock Transfer & Trust Company, LLC.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Highlights

The Board and the Trust have instituted strong corporate governance practices, a number of which are described below, to ensure that the Trust operates in ways that support the long-term interests of our shareholders. Important corporate governance practices of the Trust include the following:

•	All of our trustees are elected annually.

•	Our shareholders are permitted to act to amend our bylaws or make new bylaws.

•	We have a majority vote standard for trustee elections and a trustee resignation policy.

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We do not have a shareholder rights plan (poison pill), and the Board is generally restricted from adopting a poison pill without prior shareholder approval unless compelled by its fiduciary duties to adopt one.

•	We have opted out of Maryland’s anti-takeover statutes, and may not elect to take advantage of these to deter a change in control without future shareholder approval.

•	Five of our seven trustees are independent, including our Chairman.

•	We have a robust shareholder engagement program and are responsive to the feedback received from our shareholders regarding corporate governance matters.

•	We separate the positions of Chairman and CEO.

•	Our trustees and senior executives are subject to meaningful share ownership guidelines.

•	Mergers and other business combinations involving the Trust generally may be approved by a simple majority vote.

•	We maintain a policy that prohibits trustees and senior executives from hedging and pledging shares they own in the Trust.

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The Equity Plan contains a “clawback” policy which requires our chief executive officer, chief financial officer and certain other individuals to reimburse us for certain incentive-based compensation if we are required to prepare an accounting restatement in certain circumstances.

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The “Compensation Discussion and Analysis” section of this proxy statement discusses in more detail the Trust’s compensation-related governance practices, which are designed to align the interests of management with those of our shareholders.

Board Leadership Structure and Role in Risk Oversight

Our Board currently consists of seven trustees, but will be expanded to eight trustees if all eight trustee nominees are elected at the 2018 Annual Meeting. Our Board is elected annually by our shareholders in accordance with our bylaws. Our bylaws provide that a majority of the entire Board may establish, increase or decrease the number of trustees, provided that the number of trustees shall never be less than one or more than eleven. All of our executive officers serve at the discretion of our Board.

The Board exercises substantial independent oversight over the Trust’s business. As discussed in greater detail below, a majority of the trustees on the Board, including our non-executive Chairman of the Board, are independent under the New York Stock Exchange (“NYSE”) listing standards, and each of the Board’s Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of independent trustees. Also, by separating the roles of Chief Executive Officer and Chairman of the Board, we ensure a greater role for our independent trustees in the oversight of the Trust. We believe this leadership structure is most appropriate for us because, in addition to enhancing independent oversight, it also enables our Chief Executive Officer to focus on the day-to-day leadership and performance of the Trust. In 2017, the Board held seven meetings, and each trustee attended at least 75% of all meetings of the Board and the standing committees of the Board on which he served. It has been our policy that Board members attend our annual meetings of shareholders, and all of them did so in 2017. The Board believes that evaluating how senior management identifies, assesses, manages and monitors the various risks confronting the Trust is one of its most important areas of oversight. In carrying out this critical responsibility, the Board oversees the Trust’s risk management function through regular discussions with senior management. While the Board has primary responsibility for overseeing the Trust’s risk management function, each committee of the Board also considers risk within its area of responsibility. For example, the Audit Committee is primarily responsible for reviewing risks relating to accounting and financial controls, and the Compensation Committee reviews risks related to compensation matters. The Board is apprised by the committee chairs of significant risks and management’s response to those risks via periodic reports. While the Board and its committees oversee the Trust’s risk management function, management is responsible for implementing day-to-day risk management processes and reporting to the Board and its committees on such matters.

Trustee Independence and Corporate Governance

Our Board currently consists of seven trustees, each of whom is identified below, but will be expanded to eight trustees if all eight trustee nominees are elected at the 2018 Annual Meeting. Aside from Messrs. Francis and Vicari, our Board has determined that each of our current trustees and Ms. Brunner, a new trustee nominee, is independent, as defined by the NYSE listing standards. Our Board has three committees, the principal functions of which are briefly described below. Each of these committees is comprised entirely of independent trustees, as defined by the NYSE listing standards. Moreover, the Compensation Committee is comprised exclusively of individuals intended to qualify as “non-employee” trustees for purposes of Rule 16b-3 of the Exchange Act of 1934.

We have adopted charters for all three of our standing Board committees. You may obtain current copies of these charters on the “Corporate Governance” page of our website at www.chesapeakelodgingtrust.com.

Audit Committee. Our Audit Committee is comprised of Messrs. Eckert, Nuechterlein and McKenzie. Mr. Eckert chairs the committee. Each of the members of the Audit Committee has been determined by our Board to be an audit committee financial expert within the meaning of applicable Securities and Exchange Commission (the “SEC”) rules. Our Audit Committee met four times in 2017.

The Audit Committee’s primary duties and assigned roles are to:

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serve as an independent and objective body to monitor and assess our compliance with legal and regulatory requirements, our financial reporting processes and related internal control systems and the performance, generally, of our internal audit function;

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oversee the audit and other services of our independent registered public accounting firm and be directly responsible for the appointment, independence, qualifications, compensation and oversight of the independent registered public accounting firm, who reports directly to the Audit Committee;

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provide an open avenue of communication among the independent registered public accounting firm, financial and senior management, the firm to which the Trust has outsourced its internal auditing function and our Board;

•	resolve any disagreements between management and the independent registered public accounting firm regarding financial reporting;

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review and discuss with management policies and guidelines to govern the process by which management assesses and manages the Trust’s risks, including the Trust’s major financial risk exposures and the steps management has taken to monitor and control such exposures; and

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consider and approve certain transactions between us and our trustees, executive officers, trustee nominees or 5% or greater beneficial owners, any of their immediate family members or entities affiliated with them.

Compensation Committee. Our Compensation Committee is comprised of Messrs. Hill, Natelli and Eckert. Mr. Hill chairs the committee. Our Compensation Committee met three times in 2017.

The Compensation Committee’s principal functions are to:

•	evaluate the performance of and compensation paid by us to our President and Chief Executive Officer and other executive officers and trustees;

•	administer the Equity Plan;

•	conduct a risk assessment of the Trust’s overall compensation policies; and

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produce a report on executive compensation required to be included in our proxy statement for our annual meeting of shareholders or our Annual Report on Form 10-K, including the Compensation Discussion and Analysis section.

Pursuant to its charter, the Compensation Committee has the authority to delegate any of its authority or responsibilities to individual members of the committee or a subcommittee of the Compensation Committee, but did not delegate any of its responsibilities during 2017. The Compensation Committee also has the authority to retain outside compensation consultants for advice. The Compensation Committee is directly responsible for the appointment, compensation and oversight of any such consultant, and the Trust is responsible for providing appropriate funding for payment of reasonable compensation to any such consultant, as determined by the Compensation Committee. In selecting a consultant, the Compensation Committee evaluates its independence by considering the following six factors and any other factors the Compensation Committee deems relevant to the consultant’s independence from management:

•	provision of other services to the Trust by the person that employs the consultant;

•	amount of fees paid by the Trust to the person that employs the consultant, as a percentage of that person’s total revenue;

•	policies and procedures of the person that employs the consultant regarding prevention of conflicts of interest;

•	any business or personal relationship between the consultant and any member of the Compensation Committee;

•	ownership by the consultant of the Trust’s shares; and

•	any business or personal relationship between the consultant, or any person that employs the consultant and any executive officer of the Trust.

In 2017, the Compensation Committee retained Frederic W. Cook & Co. (“FW Cook”) as an independent consultant to advise it on executive and non-employee trustee compensation matters. FW Cook reports directly to our Compensation Committee, and does no other work for the Trust. As requested, a representative of FW Cook attends meetings, participates in executive sessions, and communicates with Compensation Committee members outside of meetings. The Compensation Committee considered the above six factors and determined that FW Cook qualifies as an independent compensation consultant in accordance with applicable SEC and NYSE rules. For a further discussion of the Compensation Committee’s decision-making processes with respect to executive compensation, as well as the advice provided by FW Cook, see “– Compensation Discussion and Analysis” below.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is comprised of Messrs. McKenzie, Hill and Nuechterlein. Mr. McKenzie chairs the committee. Our Nominating and Corporate Governance Committee met four times in 2017. The Nominating and Corporate Governance Committee’s principal functions are to:

•	identify individuals qualified to become Board members and recommend to our Board candidates for election or re-election to the Board;

•	consider and make recommendations to our Board concerning the size and composition of our Board, committee structure and makeup, retirement policies and procedures affecting Board members; and

•	take a leadership role with respect to the development, implementation and review of our corporate governance principles and practices.

The Nominating and Corporate Governance Committee’s charter sets forth certain criteria for the committee to consider in evaluating potential trustee nominees. The charter requires that the committee select nominees who have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving our long-term interests and those of our shareholders. The committee also is required to assess whether the candidate possesses the skills, knowledge, perspective, broad business judgment and leadership, relevant specific industry or regulatory affairs knowledge, business creativity and vision, all in the context of an assessment of the perceived needs of the Board at that time. While the Trust does not have a formal diversity policy, the Board and the Nominating and Corporate Governance Committee believe that considerations of diversity are, and will continue to be, an important component relating to the Board’s composition, as multiple and varied points of view contribute to a more effective decision-making process. In this regard, the Board understands the importance of diversity to many of the Trust’s shareholders, and has noted the empirical evidence published over the last year highlighting the potential correlation between enhanced board diversity and improved performance. Accordingly, the Nominating and Corporate Governance Committee considers diversity of race, ethnicity, gender, age, cultural background, professional experiences and expertise and education in evaluating trustee candidates for Board membership. For those trustee candidates that appear upon first consideration to meet the committee’s criteria, the committee will engage in further research to evaluate their candidacy.

In making recommendations for trustee nominees for election at an annual meeting of shareholders, the Nominating and Corporate Governance Committee will consider any written suggestions received by our Secretary, not less than 90, nor more than 120 days prior to the anniversary of the prior year’s annual meeting of shareholders. Suggestions must be mailed to our Secretary at our corporate headquarters. The manner in which trustee nominee candidates suggested in accordance with this policy are evaluated does not differ from the manner in which candidates recommended by other sources are evaluated.

Executive Sessions

Consistent with the NYSE’s corporate governance listing standards, our Board has adopted Principles of Corporate Governance that, among other things, call for the non-officer trustees to meet in regularly scheduled executive sessions without management. Mr. Natelli, our non-executive Chairman of the Board, presides at these executive sessions.

Board Communications and Corporate Governance

The Board values the input and insights of the Trust’s shareholders and believes that effective shareholder engagement strengthens the Board’s role as an informed and engaged fiduciary. The Trust is committed to serving our shareholders’ interests, and recognizes that communicating with shareholders on a regular basis is a critical component of the Trust’s corporate governance program. As part of this commitment, management actively engages with our shareholders in order to fully understand their viewpoints concerning the Trust, to gather feedback on what we can do better and to help our shareholders understand our performance and strategy. In addition to answering questions from shareholders on our quarterly earnings calls, the Trust’s management regularly engages with investors by participating in industry media conferences, through frequent in-person meetings with our shareholders and prospective investors, and by telephone with many shareholders at other times throughout the year to solicit input and answer questions on a variety of topics. Interested parties, including shareholders, may communicate their concerns directly to the full Board, the non-executive Chairman of the Board or the non-officer trustees as a group by writing to the Board, the non-executive Chairman of the Board or the non-officer trustees, at our corporate headquarters.

The Board’s engagement efforts center on the Trust’s corporate governance practices, which it regularly reviews to ensure that the Trust’s practices are consistent with prevailing trends and best practices – and the views of our shareholders. The Board’s responsive approach to corporate governance and willingness to assess and act on constructive proposals from shareholders has been proven throughout the Trust’s existence. For example:

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In 2011, acting in accordance with best practices in compensation governance, the Trust amended the employment contracts between the Trust and its executive officers to remove from each executive’s employment agreement a provision that would have required the Trust to make gross-up payments to the executive in amounts equal to any excise taxes incurred by the executive pursuant to Section 4999 of the Internal Revenue Code as a result of his receipt of payments upon termination following a change in control.

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In 2014, the Board deliberately considered the substance of each of three proposals submitted to the Trust by a shareholder and concluded that the substantive proposals were reasonable and in the best interests of the Trust’s shareholders. As a result, the Trust implemented three corporate governance initiatives that reinforced the Board’s strong commitment to shareholders’ interests, particularly in respect of the decision to opt out of, and require shareholder approval before the Trust may elect to become subject to, any of three Maryland statutes that could be viewed as providing publicly traded entities organized in Maryland, like the Trust, with certain defenses against unsolicited or hostile takeover attempts.

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In 2015, in response to a shareholder’s non-binding proposal that was approved at the 2015 Annual Meeting of Shareholders, the Board approved and adopted a wholly new article of the Trust’s bylaws, fully implementing the requested action recommended by the Trust’s shareholders. The new bylaw provides that the Board is generally restricted from adopting a poison pill without prior shareholder approval unless compelled by its fiduciary duties to adopt one.

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In 2016, in response to a shareholder’s non-binding proposal that was approved at the Trust’s 2016 Annual Meeting of Shareholders, the Board (i) approved and adopted an amendment to the Trust’s bylaws to provide that the bylaws may be altered, amended or repealed, or new bylaws may be adopted, as provided in the Trust’s charter, and (ii) recommended that the Trust’s shareholders approve, at the Trust’s 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”), an amendment to the Trust’s charter to permit shareholders to act to amend the bylaws or make new bylaws. At the recommendation of the Board, the Trust’s shareholders approved such charter amendment at the 2017 Annual Meeting. As a result, the Trust’s shareholders may act to amend the bylaws or make new bylaws upon receiving the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote on the matter.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that applies to each of our trustees, officers and employees. This code sets forth our policies and expectations on a number of topics, including:

•	compliance with laws, including insider trading;

•	preservation of confidential information relating to our business;

•	conflicts of interest;

•	reporting of illegal or unethical behavior or concerns regarding accounting or auditing practices;

•	corporate payments;

•	corporate opportunities; and

•	the protection and proper use of our assets.

The Audit Committee reviews this code on an annual basis, and the Board will review and act upon any proposed additions or amendments to the code as appropriate. The code is posted on the “Corporate Governance” page of our website, www.chesapeakelodgingtrust.com. You may also obtain a copy of the code without charge by writing to our Secretary at our corporate headquarters. Any waivers of the code for executive officers or trustees will be posted on our website and similarly provided without charge upon written request to this address. No such waivers have been provided to date under the code.

We have established and implemented formal “whistleblower” procedures for receiving and handling complaints of employees, and have made an email address and a telephone hotline available for reporting illegal or unethical behavior as well as questionable accounting or auditing matters and other accounting, internal controls or auditing matters on a confidential, anonymous basis. Any concerns regarding accounting or auditing matters reported via email or to this hotline will be communicated directly to the Audit Committee.

Principles of Corporate Governance

Our Principles of Corporate Governance address a number of other topics, including:

•	trustee independence and qualification standards;

•	trustee responsibilities, orientation and continuing education;

•	trustee compensation;

•	trustee attendance and retirement;

•	management succession;

•	annual Board self-evaluations; and

•	trustee communication, committees and access to management.

Our Nominating and Corporate Governance Committee reviews the Principles of Corporate Governance on an annual basis, and the Board will review and act upon any proposed additions or amendments to the Principles of Corporate Governance as appropriate.

The Principles of Corporate Governance are posted on the “Corporate Governance” page of our website, www.chesapeakelodgingtrust.com. You may also obtain a copy of our Principles of Corporate Governance without charge by writing to our Secretary at our corporate headquarters. See also “Board Communications and Corporate Governance.”

PROPOSAL 1

ELECTION OF TRUSTEES

Nominees for Trustee

Upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated the eight persons listed below to serve as trustees for the one-year term ending at our 2019 Annual Meeting, or until their successors, if any, are elected or appointed. Other than Ms. Brunner, who has been nominated for election at the 2018 Annual Meeting, all nominees currently serve as trustees on our Board and were elected by our shareholders at the 2017 Annual Meeting. Each nominee for election as a trustee has advised of his or her willingness to be named as a nominee in the proxy statement and to serve or continue to serve on the Board if elected or re-elected at the 2018 Annual Meeting. We believe that each nominee will be able to serve if elected. If any nominee becomes unable or for good cause unwilling to serve, the persons named as proxy holders will vote all shares represented by your validly submitted proxy in favor of the remainder of those nominated and for substitute nominees, if designated by the Board.

Trustee Qualifications

Set forth below is information as of April 24, 2018 concerning each of the nominees for trustee:

James L. Francis, 56, is our President and Chief Executive Officer and a Trustee, positions he has held since our formation. Prior to co-founding the Trust, Mr. Francis served as the President and Chief Executive Officer and a director of Highland Hospitality Corporation (“Highland”), positions that he held from Highland’s IPO in December 2003 to its sale in July 2007. Following the sale of Highland, Mr. Francis served as a consultant to the affiliate of JER Partners that acquired Highland until September 2008. Since September 2008, until our formation, Mr. Francis was a private investor. From June 2002 until joining Highland in December 2003, Mr. Francis served as the Chief Operating Officer, Chief Financial Officer and Treasurer of Barceló Crestline Corporation, and served as Executive Vice President and Chief Financial Officer of Crestline Capital Corporation, prior to its acquisition by Barceló, from December 1998 to June 2002. Prior to the spin-off of Crestline Capital from Host Hotels & Resorts, Inc. (formerly Host Marriott Corporation), Mr. Francis held various finance and strategic planning positions with Host Marriott and Marriott International, Inc. From June 1997 to December 1998, Mr. Francis held the position of Assistant Treasurer and Vice President Corporate Finance for Host Marriott, where he was responsible for Host Marriott’s corporate finance function, business strategy and investor relations. Over a period of ten years, Mr. Francis served in various capacities with Marriott International’s lodging business, including Vice President of Finance for Marriott Lodging from 1995 to 1997; Brand Executive, Courtyard by Marriott from 1994 to 1995; Controller for Courtyard by Marriott and Fairfield Inn from 1993 to 1994; Director of Finance and Strategic Planning for Courtyard by Marriott and Fairfield Inn from 1991 to 1993; and Director of Hotel Development Finance from 1987 to 1991. Mr. Francis received his B.A. in Economics and Business from Western Maryland College and earned an M.B.A. in Finance and Accounting from Vanderbilt University. Mr. Francis currently serves on the board of trustees, as a member of the nominating and corporate governance committee, and as the compensation committee chairman for Gramercy Property Trust, a publicly traded REIT focused on acquiring, owning and operating industrial and office properties, and from 2013 until its merger in December 2015 with Gramercy Property Trust Inc., served as a member of the board of trustees of Chambers Street Properties. We believe Mr. Francis should serve on our Board as a result of his principal role in our founding and his extensive experience in the lodging industry.

Douglas W. Vicari, 58, is our Executive Vice President and Chief Financial Officer and a Trustee, positions he has held since our formation. Prior to co-founding the Trust, Mr. Vicari served as a principal with Paramount Hotel Group, a hotel owner, developer and operator, from January 2009 to June 2009. Previously, Mr. Vicari served as Executive Vice President and Chief Financial Officer of Highland from September 2003 until its sale in July 2007. Prior to joining Highland, Mr. Vicari served as Senior Vice President and Chief Financial Officer of Prime Hospitality Corp., a former NYSE-listed company acquired by an affiliate of The Blackstone Group in 2004, from August 1998 to July 2003, and also served on the board of directors of Prime Hospitality Corp. from May 1999 to July 2003. Prior to his appointment as Chief Financial Officer, he served as Vice President and Treasurer of Prime Hospitality Corp. from January 1991 to July 1998, and was an instrumental member of the management team that led the company out of bankruptcy in July 1992. From 1986 to 1991, Mr. Vicari was Director of Budgeting and Financial Planning for Prime Hospitality Corp, and was responsible for all budgeting, planning and forecasting. Prior to his tenure at Prime Hospitality Corp., Mr. Vicari held numerous management positions at Combustion Engineering (now a part of ABB Group) from 1981 to 1986. Mr. Vicari also served on the board of directors and as the audit committee chairman for Thunderbird Resorts Inc. (Euronext: TBIRD), a publicly traded gaming and lodging company from 2007 to 2016. Mr. Vicari earned a B.S. in Accounting from the College of New Jersey and received his M.B.A. in Finance from Fairleigh Dickinson University. We believe Mr. Vicari should serve on our Board due to his principal role in our founding and his experience as a chief financial officer for other lodging companies.

Thomas A. Natelli, 58, is the non-executive Chairman of the Board. Since 1987, Mr. Natelli has served as President and Chief Executive Officer of Natelli Communities, a privately held real estate investment and development company. Under Mr. Natelli’s leadership, Natelli Communities has earned numerous awards, including the prestigious Urban Land Institute National Award of Excellence for Large Scale Communities,

Washington Metro Area Environmental Developer of the Year and Suburban Maryland Builder of the Year. Mr. Natelli currently serves as Chairman of the board of the School of Engineering at Duke University. Previously, Mr. Natelli served on the board of directors and was a member of the audit and nominating and corporate governance committees of Highland from its IPO until its sale in July 2007. In 2007, Mr. Natelli formed MargRock Entertainment, a music publishing and artist development and management services company, for which he currently serves as Principal. In 1999, Mr. Natelli co-founded eStara, Inc., a privately held technology company, for which he served as Chairman and Chief Executive Officer from its inception through its sale to Art Technology Group, Inc. in October 2006. From 1993 through 2003, Mr. Natelli served on the board of trustees of Suburban Hospital Healthcare System, after which he served as Chairman of the board of trustees and headed its executive committee until 2006. He also served on the board of directors of FBR National Bank and Trust, a wholly-owned affiliate of Friedman, Billings, Ramsey Group, Inc. Mr. Natelli is a past President of the Board of the Montgomery County Chamber of Commerce, and played a central role in creating the Montgomery Housing Partnership in 1989, a non-profit organization created to preserve and expand the supply of affordable housing in Montgomery County, Maryland. Mr. Natelli received a B.S. in Mechanical Engineering from Duke University in 1982. We believe Mr. Natelli should serve on our Board due to his extensive experience in the real estate industry, his entrepreneurial background and financial acumen. Mr. Natelli has served as a Trustee since our initial public offering (“IPO”) in 2010.

Angelique G. Brunner, 46, is a Trustee nominee. Ms. Brunner founded her company, EB5 Capital, in 2008. As President, she oversees an investment portfolio with approximately $500 million in assets raised in accordance with the EB-5 Immigrant Investor Program. Ms. Brunner’s company has raised funds from investors in over 50 countries and has facilitated the development of more than 25 commercial real estate projects, including 11 hotels throughout the United States. From 2006 to 2008, Ms. Brunner served as Senior Business Manager at Fannie Mae where she completed over $40 million in affordable housing equity investments creating over $200 million in total development. From 2004 to 2006, Ms. Brunner served as Partner & Vice President of Finance at Neighborhood Development Company, a fully integrated real estate development and investment company located in Washington, DC. From 2003 to 2004, she was Director of Finance at National Capital Revitalization Corporation, a publically chartered entrepreneurial corporation that focuses on the revitalization of underserved neighborhoods. Previously, Ms. Brunner was a Vice President at CORE Capital Partners in Washington, DC, and a Consultant at Public Financial Management in Philadelphia, PA and San Francisco, CA. Ms. Brunner currently serves on the board of directors for the national EB-5 trade association, Invest in the USA (IIUSA), and was the inaugural chair of IIUSA’s Policy Committee. She also represents the EB-5 Investment Coalition (EB-5IC) as its Industry Membership Chair & Spokesperson. Additionally, Ms. Brunner serves on the board of directors of the Washington Chapter of the American Institute of Architects’ (AIA DC) Washington Architectural Foundation (WAF) and is a member of the Urban Land Institute (ULI), the Real Estate Executive Council (REEC), and the Real Estate Roundtable (RER). Ms. Brunner earned a B.A. in Public Policy from Brown University in 1994 and an M.P.A. from Princeton University in 1997.

Ms. Brunner was introduced to the Board as a potential trustee nominee by Mr. Hill. The Nominating and Corporate Governance Committee evaluated Ms. Brunner’s qualifications to serve as a trustee under the criteria described on pages 7-8, and Ms. Brunner met with Messrs. Natelli, Francis and McKenzie to discuss the opportunity to join the Board. Following completion of this process, upon the unanimous recommendation of the Nominating and Corporate Governance Committee, the Board nominated Ms. Brunner for election as a trustee. We believe Ms. Brunner should serve on our board based on her knowledge of the lodging industry, her significant experience and expertise in hotel and real estate development and her strong connections in the commercial real estate industry generally.

Thomas D. Eckert, 70, is a Trustee. From 2011 until October 2014, Mr. Eckert served as Chairman, and previously from 1997 to 2011 served as President and Chief Executive Officer, of Capital Automotive Real Estate Services, Inc., or Capital Automotive, a privately owned real estate company that owns and manages net-leased real estate for automotive retailers. Mr. Eckert was one of Capital Automotive’s founders and led its IPO in February 1998. Mr. Eckert also served as President and Chief Executive Officer and a trustee of Capital

Automotive from its founding until December 2005, when it was taken private. From 1983 to 1997, Mr. Eckert was employed by Pulte Home Corporation, a U.S. homebuilder, serving most recently as President of Pulte’s Mid-Atlantic Region. Prior to working at Pulte, Mr. Eckert spent over seven years with the public accounting firm of Arthur Andersen LLP. Mr. Eckert is currently lead director and chairman of the compensation committee of NVR, Inc., the fourth largest homebuilder in the United States, and a trustee and member of the audit and investment committees of Gramercy Property Trust, a publicly traded REIT focused on acquiring, owning and operating industrial properties. From October 2007 until the company’s sale in September 2017, Mr. Eckert was a director of DuPont Fabros Technology, Inc., a publicly traded owner, developer and manager of wholesale data centers. In addition, Mr. Eckert formerly served as Chairman of the Board of The Munder Funds, a $10 billion mutual fund group, until its acquisition by Victory Capital Holdings, Inc. in October 2014, and served as a trustee of The Victory Funds, a $20 billion mutual fund group, until February 2015. He is also an Emeritus Trustee of The College Foundation at the University of Virginia. Mr. Eckert received his bachelor’s degree in Business Administration from the University of Michigan in 1970. We believe Mr. Eckert should serve on our Board due to his extensive experience in the real estate industry, including as a chief executive officer of a publicly traded REIT. Mr. Eckert has served as a Trustee since our IPO in 2010.

John W. Hill, 63, is a Trustee. Since November 2013, Mr. Hill has served as Chief Financial Officer for the City of Detroit, Michigan. Earlier in 2013, Mr. Hill founded a professional services practice specializing in assisting clients in improving their financial management operations. Mr. Hill currently serves as a director and chairman of the audit committee of CoStar Group, Inc. From August 2004 until August 2012, Mr. Hill served as Chief Executive Officer of The Federal City Council, a not-for-profit, non-partisan organization dedicated to the improvement of Washington, DC. Previously, Mr. Hill served on the board of directors and was a member of the audit and compensation committees of Highland from January 2006 until Highland’s sale in July 2007. From 2002 until 2004, Mr. Hill served as the Chief Executive Officer of In2Books, Inc. From 1999 until 2002, he was a partner with Andersen, LLP, where he was in charge of state and local consulting for North America. Previously, Mr. Hill also was a director of Marriott Corporation’s Internal Audit Division in charge of all financial and operational audits of the hotel division and has been an audit manager for Coopers & Lybrand and Price Waterhouse. Mr. Hill has served on the board and audit committee of Prestwick Pharmaceuticals Inc., a non-public company. Mr. Hill currently serves on the boards of several not-for-profit organizations, including the DC Shakespeare Theatre Board and the National Minority Aids Council. He formerly served on the boards of the DC Children and Youth Investment Trust, the Mayor’s Blue Ribbon Commission to Revitalize the DC Public Library, and the DC Public Library Board of Trustees. Mr. Hill earned a B.S. in Accounting from the University of Maryland, College Park in 1976 and passed the Maryland State CPA exam in 1977. We believe Mr. Hill should serve on our Board due to his extensive background in accounting and financial matters and his significant leadership experience through his longstanding role with the City of Detroit and The Federal City Council. Mr. Hill has served as a Trustee since our IPO in 2010.

George F. McKenzie, 62, is a Trustee. Mr. McKenzie founded a commercial real estate consulting business in January 2014, which he ran until December 2017. From June 2007 until his retirement in October 2013, Mr. McKenzie served as President and Chief Executive Officer and a trustee of Washington Real Estate Investment Trust, or WRIT, a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington, DC metro region. Since joining WRIT in September 1996, Mr. McKenzie also served in other executive roles, including Executive Vice President, Real Estate and Chief Operating Officer. From 1985 to 1996, Mr. McKenzie served with the Prudential Realty Group, a subsidiary of Prudential Insurance Company of America, most recently as Vice President, Investment & Sales. From 1977 to 1985, Mr. McKenzie served as an officer in the U.S. Navy. Mr. McKenzie also is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT). He received a B.S. in Operations Analysis from the United States Naval Academy and an M.B.A. in Finance from the University of Rhode Island. Mr. McKenzie is a member of the Economic Club of Washington. We believe Mr. McKenzie should serve on our Board due to his extensive experience in the real estate industry, including as a chief executive officer of a publicly traded REIT. Mr. McKenzie has served as a Trustee since our IPO in 2010.

Jeffrey D. Nuechterlein, 60, is a Trustee. In 2000, Mr. Nuechterlein founded and since inception has been Managing Partner of Nue Capital LLC. Based in Alexandria, Virginia, Nue Capital manages public and private equity investments. From 1997 until 2000, Mr. Nuechterlein served as Managing Director and Chief Investment Officer for pension fund investments at National Gypsum Company. From 1995 until 1996, Mr. Nuechterlein was Senior Counsel to the U.S. Trade Representative, and, from 1992 until 1995, he served as outside legal counsel to several U.S. semiconductor and steel companies. Mr. Nuechterlein also served as Special Assistant for Policy to the Governor of Virginia from 1990 until 1991 and he was Counsel to the U.S. Senate’s Judiciary Subcommittee on Technology from 1989 until 1990. Mr. Nuechterlein is Chair of the Board of Directors of Cartica Management, a privately-held, long-only equity manager focused on investments in public companies in emerging markets; Cartica is registered as an investment advisor with the SEC. He is also presently serving on the Public Company Accounting Oversight Board’s (PCAOB) Standing Advisory Group, for a three-year term ending in December 2019. From September 2014 until the company’s sale in January 2018, Mr. Nuechterlein was a member of the board of directors and chairman of the audit committee of Barington/Hilco Acquisition Corp (NASDAQ:BHAC), a publicly traded company focused on consumer businesses located in the U.S., serving as chairman of the board of directors from May 2017 through the date of the sale. Until the company’s sale in April 2014, Mr. Nuechterlein served as a director and member of the audit committee of The Jones Group, Inc. Among his non-profit activities, Mr. Nuechterlein serves on the board of Americans for Oxford, Inc., he is a Trustee of the Classical American Homes Preservation Trust in New York, a member of the Council on Foreign Relations, and he is a Trustee and Past President of The College Foundation at the University of Virginia. Mr. Nuechterlein received his undergraduate and law degrees from the University of Virginia in 1979 and 1986, respectively, and his master’s and D. Phil. degrees from Oxford University. We believe Mr. Nuechterlein should serve on our Board due to his extensive investment experience and his legal background. Mr. Nuechterlein has served as a Trustee since our IPO in 2010.

The Board of Trustees recommends that you vote “FOR” the election of each nominee named above.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has appointed Ernst & Young LLP, as the independent registered public accounting firm for the Trust for the year ending December 31, 2018.

Although we are not required to seek shareholder ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm, we are asking shareholders to do so because we believe that it is a good corporate governance practice. If the shareholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP as the independent registered public accounting firm for the Trust, but may determine to do so. Even if the appointment of Ernst & Young LLP is ratified by the shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interest of the Trust and its shareholders.

Representatives of Ernst & Young LLP, the independent registered public accounting firm for the Trust since its inception, will be in attendance at the 2018 Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to any appropriate shareholder inquiries.

Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm. Under the policy, particular services or categories of services have been pre-approved, subject to a specific budget. At least annually, the Audit Committee is required to review and approve the list of pre-approved services and the threshold estimates of cost of performance of each. Ernst &

Young LLP is required to provide detailed information regarding any services to be performed and an estimate of the costs of performance before commencing any work. Under its pre-approval policy, the Audit Committee has delegated pre-approval authority for audit related or non-audit services not exceeding $100,000 to Mr. Eckert, one of its members. In determining whether a service may be provided pursuant to the pre-approval policy, consideration is given to whether the proposed service would impair the independence of Ernst & Young LLP or any other independent registered public accounting firm providing audit services to the Trust from time to time. In 2017 and 2016, all of the services provided by Ernst & Young LLP were approved by the Audit Committee in accordance with its policies and procedures.

Fees Billed to the Trust by Ernst & Young LLP for 2017 and 2016

The following table shows the fees billed to us by Ernst & Young LLP for audit and other services provided for 2017 and 2016:

	2017	2016
Audit Fees (a)	$661,303	$661,915
Audit-Related Fees (b)	—	—
Tax Fees (c)	126,000	122,875
All Other Fees (d)	—	—

Total	$787,303	$784,790

(a)	“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements, including the audit of the effectiveness of internal control over financial reporting. Audit Fees include fees for professional services rendered in connection with quarterly and annual financial statements and fees and expenses related to the issuance of consents and comfort letters by Ernst & Young LLP related to our filings with the SEC, as well as audit work required under the agreements governing certain of our debt financings.
(b)	“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees,” including fees for the audits of the Trust’s acquired hotels.
(c)	“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.
(d)	“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

The Board of Trustees recommends that you vote “FOR” the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018.

Audit Committee Report

The Audit Committee consists of three trustees, each of whom has been determined by the Board to meet the NYSE standards for independence and the SEC’s requirements for audit committee member independence. The Audit Committee operates under a charter adopted by the Board. The Audit Committee’s charter may be found on the “Corporate Governance” page of the Trust’s website at www.chesapeakelodgingtrust.com.

The Audit Committee’s responsibilities include appointing the Trust’s independent registered public accounting firm, pre-approving audit and non-audit services provided by the firm, and assisting the Board in providing oversight to the Trust’s financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee meets with the Trust’s independent registered public accounting firm, internal audit firm and management to review accounting, auditing, internal controls and financial reporting matters.

It is not the Audit Committee’s responsibility to plan or conduct audits or to determine that the Trust’s financial statements and disclosures are complete, accurate, and in accordance with U.S. generally accepted accounting principles and applicable laws, rules and regulations. Management is responsible for the Trust’s financial statements, including the estimates and judgments on which they are based, as well as the Trust’s internal controls, accounting policies, and the financial reporting process. The Audit Committee oversees the Trust’s financial reporting process on behalf of the Board, in accordance with its charter. The independent registered public accounting firm is responsible for performing an independent audit of the Trust’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and necessarily relies on the work and assurances of the Trust’s management and of the Trust’s independent registered public accounting firm.

In this context, the Audit Committee has met with management and Ernst & Young LLP, the Trust’s independent registered public accounting firm, and has reviewed and discussed with them the audited consolidated financial statements. Management represented to the Audit Committee that the Trust’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees), as supplemented or amended, and as adopted by the PCAOB. The Audit Committee discussed with the Trust’s independent registered public accounting firm the overall scope and plan for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the Trust’s internal controls and the overall quality of the Trust’s financial reporting.

The Trust’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by the applicable rules of the Public Company Accounting Oversight Board, and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence. In addition, the Audit Committee has considered whether the independent registered public accounting firm’s provision of non-audit services to the Trust and its affiliates is compatible with the firm’s independence.

Based on the foregoing and the Audit Committee’s discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC.

THE AUDIT COMMITTEE

Thomas D. Eckert

George F. McKenzie

Jeffrey D. Nuechterlein

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of our proxy statement provides a description and analysis of our executive compensation program, the various components of our executive compensation program, and the compensation-related decisions made for 2017 with respect to our named executive officers, Messrs. Francis and Vicari, D. Rick Adams, our Executive Vice President and Chief Operating Officer, and Graham J. Wootten, our Senior Vice President, Chief Accounting Officer and Secretary.

Executive compensation philosophy

Due to the competitive marketplace for executives with experience in the lodging industry, retaining and properly incentivizing our executive management team, who we believe are capable of leading us in achieving our business objectives, is our primary compensation objective. We seek to achieve this objective in a manner that provides appropriate incentives for our executive officers to achieve our goals and create value for shareholders. The four core elements of our executive compensation philosophy, and the ways these elements are represented in our executive compensation program, are as follows:

1.	Total compensation opportunities provided to our executive officers should be at levels commensurate with their individual responsibilities and accomplishments while also providing appropriate incentives related to our long-term performance.

•

Our executive officers have extensive experience in the lodging industry that exceeds or rivals that of the executive teams of our industry peers. Our executive management team served in comparable positions with Highland Hospitality Corporation, or Highland, a NYSE-listed lodging REIT that operated in the upper-upscale segment from its IPO in December 2003 until its sale in July 2007. In addition to their service with Highland, our senior executive officers have held senior management and executive positions at several other publicly traded lodging companies, including Crestline Capital Corporation, Marriott International, Inc., Host Hotels & Resorts, Inc. and Prime Hospitality Corporation.

•

The combination of the depth and breadth of the experience of our executive officers warrants compensation opportunities that are generally in line with the compensation opportunities provided to our lodging industry peers so our executive officers stay motivated with appropriate incentives.

2.	We believe that performance-based pay aligns the interests of our executive officers with those of the Trust’s shareholders. As a result, we have designed our executive compensation program to provide a significant portion of each executive officer’s total compensation opportunity in the form of incentives motivating the executives to take actions that enhance shareholder returns. In addition, performance measures based on corporate and individual goals and objectives annually established by our Compensation Committee for the executive officers should reward executive officers for our overall corporate performance and performance within the executive officers’ responsibilities to allow the Trust to achieve its near-term business goals and to position the Trust to generate greater long-term shareholder value.

•

Annual Incentives. Our annual cash bonus plans since our inception have been tailored to reward our executive officers for achievement of our most important business objectives for each year. Our 2017 cash bonus plan was designed to focus our executive officers on performance of our core objectives of delivering strong cash flows and revenue performance. Our 2017 cash bonus plan also afforded each executive officer the opportunity to earn a bonus based on achievement of individual performance objectives tied to, among other things, monitoring and expanding internal programs in support of the Trust’s strategic plan; monitoring the Trust’s hotel portfolio to ensure that each hotel is efficiently operated and managed; evaluating and executing on renovation and repositioning opportunities with respect to each hotel; optimizing our balance sheet; maintaining and expanding investor and industry relationships; undertaking leadership initiatives; and other significant qualitative objectives.

•

Long-term Incentives. The Trust’s total shareholder return (“TSR”) relative to industry peer returns will determine the vesting of performance-based restricted share awards granted to our executive officers in 2017, which comprised 50% of each executive’s grant under the long-term equity incentive compensation program approved and implemented by the Compensation Committee.

The following table provides our total shareholder return relative to the lodging REITs comprising our 2017 Performance Peer Group (see page 25) over the one-, three-, and five-year periods ended December 31, 2017.

Total Shareholder Return for Performance Period Ended 12/31/2017
1-Year		3-Year		5-Year
PEB	30.8%	SHO	21.9%	SHO	95.4%
XHR	17.6%	HST	-3.7%	PEB	93.3%
SHO	13.3%	PEB	-6.7%	CHSP	69.3%
CHSP	11.5%	CHSP	-12.7%	HST	55.1%
HST	10.2%	DRH	-12.7%	DRH	54.1%
DRH	2.4%	LHO	-16.2%	RLJ	44.8%
LHO	-2.0%	RLJ	-22.2%	LHO	44.0%
RLJ	-4.6%	AHP	-35.9%
AHP	-24.0%

Source: KeyBanc Capital Markets Leaderboard report; three-year data is unavailable for XHR (initial public offering in 2015), and five-year data is unavailable for AHP (initial public offering in 2013).

Despite strong operational performance as well as solid relative TSR as measured versus our 2017 Performance Peer Group, our absolute TSR for the three-year performance period ended December 31, 2017 was negative. Therefore, none of the performance-based restricted shares granted in 2015 were earned. As a result, the realized value of long-term incentives that vested in 2017 was well below the target grant value, demonstrating the alignment between pay delivery and performance inherent in the design of our long-term incentive program.

Furthermore, the payout schedule under our performance-based restricted share program is more rigorous than similar programs in place at many of our competitors, in particular because no payout is earned under our program when our absolute TSR is negative over the performance period. These rigorous performance goals result in a per-share grant-date fair value (determined in accordance with U.S. generally accepted accounting principles using a Monte Carlo simulation) that is lower than our share price on the date of grant. The Compensation Committee determines the allocation between time-based and performance-based restricted share awards based on grant-date fair value of each award type. As a result, consistent with the Compensation Committee’s intention that performance-based restricted share awards comprise 50% of the accounting value of each executive officer’s 2017 long-term incentive award, the target number of performance-based restricted share awards granted is higher than the number of time-based restricted share awards granted because of a lower pre-share grant-date fair value as discussed above.

3.	Our executive compensation program further seeks to align the interests of our executives with those of our shareholders by providing that a significant portion of executive officers’ compensation is offered in common shares. Through awards of restricted shares that vest over a period of years and in respect of the Trust’s performance, the value of the executive officers’ total compensation should increase as total returns to shareholders increase.

•

Our executive compensation program is designed to offer approximately 60% of the executives’ total direct compensation opportunity in the form of equity. During 2017, the Trust granted equity incentives in two forms: time-based restricted shares, vesting ratably over three years, and performance-based restricted shares that will vest, if at all, at the end of three fiscal years based on the Trust’s TSR relative to industry peer returns over the same period. The Compensation Committee’s policy is to allocate half of the grant-date fair value of such awards to each award type.

•

We have share ownership guidelines for executive officers that require them to attain and maintain specified levels of ownership of our common shares. Likewise, we also have share ownership guidelines for the independent members of our Board to ensure that our Board’s interests are fully aligned with those of our shareholders.

4.	We believe that the protections provided to our executive officers in their employment agreements should help us achieve our goal of retaining our executive officers.

•

Our executive officers’ employment agreements provide for post-termination pay opportunities designed to provide the executives with economic security. These agreements help ensure that our executives are able to devote their full time and attention to the Trust in the event of a change in control that is in the best interests of shareholders but may result in termination of their employment.

•

Our executive officers also participate in the welfare and benefit plans that we make available to each of our current employees. In addition, Messrs. Francis, Vicari and Adams are eligible for limited perquisites including an annual physical and medical examination and financial planning services.

Executive compensation governance and oversight

Our Compensation Committee, which consists solely of trustees meeting the NYSE standards for independence and the SEC’s requirements for compensation committee member independence, discharges the Board’s responsibilities relating to the compensation of our trustees and executive officers. In that role, the Compensation Committee also serves as the administrator of our Equity Plan pursuant to which the equity and annual cash incentive awards that form the majority of our executive compensation program are made. Our Compensation Committee administers our executive compensation program in accordance with the following core governance principles:

•

A significant portion of total compensation opportunity is provided in the form of performance-based incentives, tied to defined performance goals, with both short-term and long-term components, that are established and reviewed annually.

•

Our Compensation Committee considers our executive officers’ compensation as compared to that paid to executives of peer companies in the lodging industry as one of many factors considered in making compensation decisions.

•

The Compensation Committee has full discretion to retain an outside compensation consultant to perform services that assist the committee in making its compensation decisions, and the committee assesses the independence of potential consultants before making retention decisions.

•	Our Compensation Committee is responsive to the concerns of our shareholders.

•

Our executive employment agreements do not provide for automatic salary increases or guaranteed incentive payments. The Compensation Committee reviews the terms of the employment agreements periodically to determine whether the terms of the employment agreements continue to further our goals.

•	The cash severance arrangements provided to our executives are “double trigger,” requiring a termination event following a change in control before any cash severance payments are triggered.

•

The equity awards made to our executives pursuant to our long-term equity incentive program also are “double trigger” in that the awards only vest in connection with a change in control or other extraordinary corporate transaction if either the successor entity does not assume or substitute equivalent securities, or the participant experiences an involuntary termination within 12 months following the change in control.

•	We do not provide excise tax “gross-up” payments in connection with a future change in control.

•

The Compensation Committee considers, in making its compensation decisions, whether our compensation arrangements, or components of it, create risks that are reasonably likely to have a material adverse effect on us.

•	Executive officers are subject to robust share ownership requirements of 5x base salary for our chief executive officer and 3x base salary for each other named executive officer.

•

All employees and trustees are prohibited from engaging in transactions designed to hedge the Trust’s securities, purchasing the Trust’s securities on margin, short-selling the Trust’s securities, and directly or indirectly pledging the Trust’s securities as collateral for a loan.

•

Our Equity Plan contains a “clawback” provision which requires certain senior officers and other individuals to reimburse us for incentive-based compensation if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws.

Competitive considerations regarding our executive compensation program

Our compensation program for our named executive officers consists of four key elements:

•	Cash compensation, in the form of base salaries and annual cash bonuses;

•

Long-term equity-based incentives, in the form of restricted share awards that vest over time and awards that vest only upon achievement of specified performance objectives over a specified performance period;

•	Health and welfare benefits and perquisites; and

•	Severance arrangements under the executives’ employment agreements.

From the feedback received through our shareholder engagement efforts, and given the exceedingly high percentage of favorable votes cast on the Trust’s prior “say-on-pay” votes, including support by holders of nearly 97% of the votes cast at our 2017 Annual Meeting, we believe that the Trust’s executive compensation program enjoys strong shareholder support. Nevertheless, because we understand that there is always room for improvement, the Compensation Committee has retained FW Cook as an independent consultant to advise it on executive compensation matters.

In late 2016, FW Cook provided an analysis and assessment of the design and structure of the Trust’s executive compensation program. FW Cook also measured the Trust’s executive compensation program’s competitiveness compared to the compensation programs offered by the following peer group of hospitality REITs, the businesses and operations of which are most similar to those of the Trust (collectively, the “Benchmark Peer Group”):

• Ashford Hospitality Trust	• Host Hotels & Resorts, Inc.(1)	• Ryman Hospitality Properties, Inc.

• DiamondRock Hospitality Company	• LaSalle Hotel Properties	• RLJ Lodging Trust(2)

• FelCor Lodging Trust(2)	• Pebblebrook Hotel Trust	• Sunstone Hotel Investors

• Hersha Hospitality Trust

(1)

The Compensation Committee reviews the executive compensation practices at Host Hotels & Resorts, Inc., but since they are much larger than the Trust, compensation data from Host Hotels & Resorts was excluded from summary statistics in FW Cook’s competitive analysis.

(2)	FelCor Lodging Trust merged with RLJ Lodging Trust in August 2017. The combined entity operates under the name of RLJ Lodging Trust.

After reviewing this assessment, and based on our strategic and financial objectives for 2017, the Compensation Committee approved the following three changes for the Trust’s 2017 executive compensation program:

•

Adjusting the weightings of the performance measures in the annual cash bonus program. For the 2017 cash bonus plan, the weighting for adjusted funds from operations, or AFFO, per share was increased from 60% to 65%, reflecting the Trust’s belief that AFFO per share is the best financial metric by which to evaluate the Trust’s core operating results. The weighting of the Trust’s performance in terms of growing the market shares of its hotels as measured by room revenue per available room, or RevPAR, was decreased from 20% to 15%, and the weighting on individual performance remained 20%.

•

Changing the way in which RevPAR performance was measured in the annual cash bonus program. For the 2017 cash bonus plan, RevPAR performance payouts were tied to market share improvements at the Trust’s hotels, determined based on each hotel’s 2017 RevPAR Index relative to its 2016 RevPAR Index, rather than on a portfolio-wide RevPAR growth rate. (RevPAR Index is determined by comparing each hotel’s RevPAR versus the RevPAR for the competitive set in the hotel’s market, as set forth in the management agreement for each hotel.) The change reflected the sense of the Compensation Committee that, given the successful growth and expansion of the Trust’s portfolio since its IPO and the current stage in the lodging cycle, management’s focus should be on optimizing the RevPAR performance of the Trust’s hotels relative to competitors in its existing markets, rather than solely on RevPAR growth. For a further discussion of the new RevPAR performance measure of the 2017 cash bonus plan, see “– Annual Cash Bonus” below.

•

Changing the way in which the Trust’s TSR performance will be measured for the performance-based restricted share award portion of the 2017 long-term equity incentive compensation program. For awards made in 2017, the Trust’s TSR performance will be measured relative to a market-cap weighted index comprised of the lodging REITs in the 2017 Performance Peer Group identified below, rather than against the SNL US REIT Hotel Index prepared by SNL Financial LC (the “SNL Index”). This change was made to focus on lodging REITs most comparable to the Trust, and to exclude extremely small lodging REITs, REITs that own a small number of hotels, REITs with purely select-service hotel portfolios, and REITs that operate primarily as a financing vehicle that may be included in the SNL Index. The 2017 awards continue to mandate that no performance-based restricted shares will vest if the Trust’s TSR for the performance period is negative.

Elements of 2017 executive compensation

Annual base salary. Base salary is designed to compensate each of our named executive officers at a fixed level of annual compensation that serves as a retention tool throughout the executive’s career. While their employment agreements specify minimum base salaries for each, the Compensation Committee is permitted to annually review the base salary of each named executive officer to determine whether an increase in each named executive officer’s salary is necessary or appropriate. In determining whether to increase base salaries, the Compensation Committee may consider a variety of factors, including each executive’s role and responsibility, unique skills, future potential with the Trust, salary levels for similar positions in the lodging industry, internal pay equity and such other factors as the Compensation Committee may determine to be relevant. With respect to salary levels for similar positions in the lodging industry, the Compensation Committee considered the competitive analysis from FW Cook, the Trust’s independent executive compensation consultant, described above. Based upon its review of the factors described above and the competitive analysis received from FW Cook in December 2016, the Compensation Committee determined that, for 2017, the base salaries of Messrs. Francis, Vicari, Adams and Wootten should remain unchanged from 2016.

Annual cash bonus. Annual cash bonuses are designed to provide incentives to our named executive officers at a variable level of compensation based on the overall performance of the Trust as well as each officer’s individual performance. In connection with our annual cash bonus plan, our Compensation Committee establishes annual performance criteria that are flexible and that change with the needs of our business.

Under the terms of the cash bonus plan, the Trust’s executive officers have the opportunity to earn annual cash bonuses based on the extent to which the executive officers and the Trust achieve the performance metrics established for that year by the Compensation Committee. The exact mix of these metrics will be determined annually in the discretion of the Compensation Committee, and may change from year to year depending on the Compensation Committee’s assessment of our most important goals and objectives.

The following table depicts each executive’s cash bonus opportunity for 2017, measured as a percentage of 2017 base salary, assuming achievement by the executive and the Trust of the respective threshold, target and maximum performance levels under each metric of the cash bonus plan identified below.

Cash Bonuses Payable Based Upon Achievement of 2017 Bonus Plan Criteria

(as Percentage of 2017 Base Salary)

Executive Officer	Threshold	Target	Maximum
James L. Francis	62.5%	125%	250%
Douglas W. Vicari	41.25%	82.5%	165%
D. Rick Adams	41.25%	82.5%	165%
Graham J. Wootten	35%	70%	140%

The Compensation Committee determined that 2017 annual cash bonuses should be based on: (1) AFFO per share (weighted 65%), (2) RevPAR performance (weighted 15%), and (3) individual performance objectives (weighted 20%). At the beginning of the year, the Compensation Committee established goals for threshold, target and maximum levels of performance for each metric. After the end of the year, the Compensation Committee evaluated the Trust’s and each executive’s performance against the goals to determine earned cash bonus amounts. Amounts earned were interpolated in cases where performance was between the threshold and target, or target and maximum levels.

AFFO Per Share (Weight: 65%): The Trust believes that AFFO (determined by adjusting the Trust’s FFO as calculated in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), to add back hotel acquisition costs and amortization of certain non-cash items, including intangible assets and unfavorable contract liabilities), represents the best financial metric by which to evaluate the Trust’s core operating results. Accordingly, the Compensation Committee determined that 65% of the overall cash bonus for each executive officer would be based upon the level of AFFO per share generated by the Trust during 2017. The Compensation Committee set the threshold, target and maximum levels of AFFO per share at $1.99, $2.15 and $2.31, respectively, subject in each case to adjustment in the discretion of the Compensation Committee to give effect to the impact of any significant events or transactions that were not pending at the time the 2017 cash bonus plan was adopted. The target level of AFFO per share represented the midpoint of the full-year guidance issued by the Trust in its 2016 year-end earnings release issued in February 2017. The 2017 AFFO per share target was set lower than reported AFFO per share for 2016, reflecting the Compensation Committee’s acknowledgement that, as reported in the year-end earnings release, major guestroom renovation and expansion projects at four hotels were expected to temporarily reduce the income-generating capacity of our portfolio for 2017. While we believe these projects position those hotels to generate meaningful returns over the longer term, the guestroom renovations completed in 2017 required us to take entire floors out of service. Aside from the loss of room revenues, the disproportionately large percentage of unavailable rooms inhibited our ability to rent blocks of rooms to large groups, which, in turn, also led to lower banquet and catering revenues. In addition, the AFFO per share target was set in recognition that the Trust’s operating results were expected to be negatively impacted in 2017 as a result of the planned temporary closure and expansion of the Moscone Center in San Francisco, where we have our largest concentration of rooms, from April 2017 to September 2017. As disclosed in the earnings release, the Trust’s 2017 AFFO per share guidance assumed no acquisitions, dispositions, or financing transactions beyond the refinance of the Royal Palm South Beach Miami term loan, which matured on March 9, 2017 and was repaid from a borrowing under the Trust’s unsecured revolving credit facility.

In evaluating the Trust’s performance against its 2017 AFFO per share target, the Compensation Committee evaluated significant transactions that were not anticipated at the time the 2017 cash bonus plan was adopted, including, but not limited to, the redemption of the Trust’s Series A preferred shares in July 2017, borrowings under the $225 million unsecured term loan established in April 2017 and the sale of The Hotel Minneapolis, Autograph Collection in November 2017. The Compensation Committee also evaluated significant events that it determined were out of the control of the Trust’s management, including, but not limited to, the unforeseen impacts of Hurricanes Harvey, Irma and Nate and the California wildfires which adversely impacted the Trust’s hotels in New Orleans, Miami and Santa Barbara, and construction delays resulting from unforeseen government permitting requirements that adversely impacted the comprehensive guestroom renovation occurring at the JW Marriott San Francisco Union Square. The Compensation Committee discussed these items and determined that it was appropriate for this purpose to adjust the Trust’s reported AFFO per share of $2.17 by the net impact of these significant events and transactions, approving for purposes of this element of the 2017 cash bonus plan AFFO per share of $2.18, between the target and maximum levels of performance for this metric.

RevPAR Performance Compared to Key Competitors’ Performance in Existing Markets (Weight: 15%). The Compensation Committee believes that a significant indicator of the Trust’s 2017 performance will be the RevPAR performance of the Trust’s hotels (on a hotel-by-hotel basis) relative to the Trust’s key competitors in its existing markets. Accordingly, the Compensation Committee determined that 15% of the overall 2017 cash bonus for each executive officer would be tied to market share improvements at the Trust’s hotels, determined based on each hotel’s 2017 RevPAR Index relative to its 2016 RevPAR Index. (RevPAR Index is determined by comparing each hotel’s RevPAR versus the RevPAR for the competitive set in the hotel’s market, as set forth in the management agreement for each hotel.) For purposes of the 2017 cash bonus plan, the Compensation Committee noted the impact on the Trust’s performance of significant transactions and other factors including, but not limited to, the sale of The Hotel Minneapolis, Autograph Collection in November 2017 and the comprehensive guestroom renovations occurring at the Hilton Denver City Center, the Boston Marriott Newton, the Hyatt Regency Mission Bay Spa and Marina, and the JW Marriott San Francisco Union Square, and determined that threshold performance for this metric would be achieved if five (more than 25%) of the Trust’s remaining 17 hotels held or gained market share; target performance would be achieved if nine (more than 50%) hotels held or gained market share; and maximum performance would be achieved if 13 (more than 75%) of such remaining 17 hotels held or gained market share. For purposes of this element of the 2017 cash bonus plan, the Compensation Committee determined that the number of the Trust’s hotels that either held or gained market share in 2017 was 11, between the target (nine) and maximum (13) levels of performance for this metric.

Individual Performance Goals (Weight: 20%). In addition to company-wide performance metrics of AFFO per share and RevPAR performance, the Compensation Committee believes that individual performance goals relative to pre-determined objectives should play a role in the cash bonus payable to each executive officer. Accordingly, the Compensation Committee determined that 20% of the overall cash bonus for each executive officer in 2017 would be based upon each executive officer’s achievement of such individual performance goals. The Compensation Committee approved performance goals for each of the Trust’s executive officers, with the Compensation Committee retaining full discretion in respect of all amounts awarded under this portion of the 2017 cash bonus plan. Individual performance goals included, where appropriate, operational goals for the Trust and the respective functions over which each executive has operational or overall responsibility; monitoring and expanding internal programs in support of the Trust’s strategic plan; monitoring the Trust’s hotel portfolio to ensure that each hotel is efficiently operated and managed; evaluating and executing on renovation and repositioning opportunities with respect to each hotel; optimizing our balance sheet; maintaining and expanding investor and industry relationships; undertaking leadership initiatives; and other significant qualitative objectives. No executive officer was guaranteed an award and, if performance was unsatisfactory, no bonus would be paid under the individual performance component of the 2017 cash bonus plan. The Compensation Committee did not rely on any one particular objective or formula in determining appropriate 2017 cash bonus levels, but rather on what the Compensation Committee considered to be value-added quantitative and qualitative goals in furtherance of our compensation principles. The Compensation Committee considered the following accomplishments by the Trust and the named executive officers in 2017 in reaching its decision on the amounts to be paid pursuant to the individual bonus criteria of the 2017 cash bonus plan:

•

We generated a 11.5% total return for holders of our common shares during 2017, which significantly outperformed the weighted-average total return of our 2017 Performance Peer Group of 8.3%, and far outdistanced the 6.3% and 5.1% total returns generated by the SNL Index and the Morgan Stanley REIT Index, respectively, during 2017;

•	We generated a dividend yield of 5.9%, which significantly exceeds the 5.1% average dividend yield of our 2017 Performance Peer Group;

•	We sold the 222-room The Hotel Minneapolis, Autograph Collection for $46.0 million on November 8, 2017, which resulted in a gain on sale of hotel of $6.1 million;

•

We obtained a new five-year, $225.0 million unsecured term loan with a floating interest rate equal to LIBOR plus 1.45%-2.20% and entered into an interest rate swap to fix LIBOR at 1.86% for five years;

•

We finished 2017 with a strong balance sheet and industry leading credit statistics, including a fixed charge coverage ratio of 3.0x, a leverage ratio of 39.2% and a weighted-average interest rate on our outstanding debt of 3.89%;

•

We rebranded our 613-room hotel located in Denver, Colorado, as the Hilton Denver City Center and entered into a new management agreement with Hilton providing for more favorable terms than the prior management agreement for the hotel in terms of management fees, key money, FF&E reserves, area of protection rights, and franchise conversion rights;

•

We significantly enhanced the quality of our hotel portfolio during 2017. Our work during 2017 consisted of completing comprehensive guestroom renovations at the Hilton Denver City Center, the Boston Marriott Newton, the Hyatt Regency Mission Bay Spa and Marina, and the JW Marriott San Francisco Union Square;

•	Despite inflationary cost pressures, we limited increases in or reduced hotel operating expenses during 2017 as a result of our asset management efforts; and

•	Our investor relations efforts, including one-on-one meetings as well as numerous property tours for investors, analysts and lenders, continued throughout 2017.

Based on the foregoing, the Compensation Committee awarded each of the named executive officers the maximum payable amount under the individual performance criteria of the 2017 cash bonus plan.

Equity awards. The Compensation Committee has implemented a long-term equity incentive compensation program designed with the dual objectives of fostering strong alignment between the Trust’s executive officers and shareholders and providing material incentives to the Trust’s executive officers to take actions to enhance the Trust’s TSR. For 2017, the program consisted of annual awards of both time-based restricted shares vesting ratably over a multi-year period and performance-based restricted shares vesting, if at all, based on the Trust’s TSR relative to those generated by a market-cap weighted index (for 2017, the “2017 Performance Peer Group Index”) comprised of the lodging REITs identified below (collectively, the “2017 Performance Peer Group”):

• Ashford Hospitality Prime	• Host Hotels & Resorts, Inc.	• Xenia Hotels and Resorts

• DiamondRock Hospitality Company	• LaSalle Hotel Properties	• RLJ Lodging Trust(1)

• FelCor Lodging Trust(1)	• Pebblebrook Hotel Trust	• Sunstone Hotel Investors

(1)	FelCor Lodging Trust merged with RLJ Lodging Trust in August 2017. The combined entity operates under the name of RLJ Lodging Trust.

The performance-based restricted share award component of the Trust’s 2017 long-term equity incentive compensation program has the following features:

•	50% of the target grant-date fair value of each executive’s annual equity grant was granted in the form of performance-based restricted share awards;

•	the performance-based restricted shares will vest, if at all, based on the Trust’s relative TSR over a three-year performance period, as follows:

Trust TSR as % of 2017 Performance Peer Group Total Return	Payout (% of Maximum)
<67%	0%
67%	25%
100%	50%
≥133%	100%

•	if the Trust’s TSR is negative for the respective Performance Period, no performance-based restricted shares will vest; and

•

the maximum value that may be earned under the performance-based restricted shares granted in each year is capped at 1.75 times the starting share price multiplied by the maximum number of shares granted to each executive.

2015 Performance-Based Restricted Shares. Despite our strong operational performance, our absolute TSR for the three-year performance period ended December 31, 2017 was negative. Therefore, none of the performance-based restricted shares granted in 2015 was earned. Further detail regarding the awards granted under the program is set forth below under “– Grants of Plan-Based Awards” and “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”

Health and welfare benefits and perquisites. All eligible employees are able to participate in our 401(k) plan. We provide this plan to help our employees save some amount of their cash compensation for retirement in a tax efficient manner. Under the 401(k) plan, employees are eligible to defer a portion of their eligible compensation, and we make a matching contribution up to 4% of eligible compensation. We currently do not provide an option for our employees to invest in our common shares through the 401(k) plan.

We provide a competitive benefits package to all full-time employees, which includes health and welfare benefits, such as medical, dental, disability insurance and life insurance benefits. The plans under which these benefits are offered do not discriminate in scope, terms or operation in favor of officers and trustees and are available to all full-time employees. Messrs. Francis, Vicari and Adams also receive certain perquisites, as described more fully under “– Employment Agreements.”

Post-termination pay. As described more fully under “– Employment Agreements,” we have entered into employment contracts with each of our named executive officers that provide the officers with compensation if they are terminated without cause, they leave the Trust with good reason or their employment terminates in certain circumstances following a change in control. We believe these common protections promote our ability to attract and retain management and assure us that our executive officers will continue to be dedicated and available to provide objective advice and counsel notwithstanding the possibility, threat or occurrence of a change in their circumstances or in the control of the Trust.

Tax considerations

With certain exceptions, Section 162(m) of the Internal Revenue Code generally limits the deductibility on our tax return of compensation over $1 million to any of our named executive officers. Because we are a REIT that generally does not pay U.S. federal income taxes, the practical effect of the limits imposed by Section 162(m) would be to increase our taxable income and corresponding amounts we would be required to distribute to comply with the REIT qualification requirements and eliminate our U.S. federal income tax liability at the REIT level. Our Compensation Committee’s policies and practices are not directly guided by considerations relating to Section 162(m), and accordingly some executive compensation paid to the named executive officers each year may not be deductible under Section 162(m). Our inability to deduct such compensation under Section 162(m) does not have a material impact on the Trust.

Executive officer share ownership guidelines

We have adopted share ownership guidelines for our executive officers. We believe that requiring our executive officers to attain and maintain a meaningful ownership interest in the Trust relative to his or her annual base salary is in the best interest of the Trust and its shareholders and is likely to further encourage each executive officer to act in a manner that creates value for our shareholders.

Pursuant to the guidelines, each of our existing executive officers is required to own shares having an aggregate value equal to or greater than the multiple of his base salary as shown in the following table.

Officer	Multiple of Annual Base Salary
James L. Francis,	5x
President and Chief Executive Officer

Douglas W. Vicari,	3x
Executive Vice President and Chief Financial Officer

D. Rick Adams	3x
Executive Vice President and Chief Operating Officer

Graham J. Wootten	3x
Senior Vice President, Chief Accounting Officer and Secretary

Our executive officers’ ownership of common shares, restricted shares subject to time-based vesting and other equity securities we may grant in the future all will count toward the required level of share ownership, but awards of restricted shares subject to performance-based vesting that have not vested will not count toward the required level of share ownership until the shares vest. Any newly named executive officer will have five years from the time of joining the Trust to attain the required level of share ownership. As of December 31, 2017, all of our named executive officers met the required level of share ownership and are expected to maintain such ownership positions in the future. Because the Board determined that each named executive officer has met the required level of share ownership as of December 31, 2017, declines in the market value of those shares following the Board’s determination will not change that determination.

Anti-hedging, anti-short-selling, and anti-pledging policy

As part of the Trust’s continuing efforts to improve and strengthen its corporate governance efforts and align them with best practices, the Trust adopted a hedging, short-selling and pledging policy that prohibits the Trust’s employees and trustees from: (i) purchasing financial instruments that are designed to hedge the Trust’s securities or offset any fluctuations in the market value of the Trust’s securities, (ii) purchasing the Trust’s shares on margin and (iii) selling any securities of the Trust “short.” The policy also prohibits employees and trustees from directly or indirectly pledging the Trust’s securities as collateral for a loan. These prohibitions apply whether or not such securities were acquired through the Trust’s equity compensation programs.

Clawback policy

Under the Equity Plan, if the Trust is required to prepare an accounting restatement due to its material noncompliance, as a result of misconduct, with regard to any financial reporting requirement under the securities laws, our chief executive officer, our chief financial officer and any grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, is required to reimburse the Trust for the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that contained such material noncompliance. Furthermore, if the Trust is required to prepare an accounting restatement, all grantees are required to forfeit any cash or common shares received in connection with an award if the amount of the award earned or the vesting in the award was explicitly based on achievement of pre-established performance goals set forth in the award agreement that are later determined, as a result of the accounting restatement, not to have been achieved.

Report of the Compensation Committee

The Compensation Committee of the Board of Trustees of Chesapeake Lodging Trust has reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based on this review and discussion, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Trust’s Annual Report on Form 10-K for the year ended December 31, 2017. This report is provided by the following independent trustees, who comprise the Compensation Committee:

THE COMPENSATION COMMITTEE

John W. Hill

Thomas A. Natelli

Thomas D. Eckert

Summary Compensation Table

The following table sets forth the annual base salary and other compensation paid to our named executive officers in 2017, 2016, and 2015.

Name and Principal Position	Year	Salary	Share Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
James L. Francis	2017	$775,000	$2,950,000	$1,351,109	$25,896	$5,102,005
President and Chief Executive Officer	2016	$775,000	$2,950,000	$710,690	$19,696	$4,455,386
	2015	$750,000	$2,950,000	$1,031,998	$25,696	$4,757,694

Douglas W. Vicari	2017	$482,500	$1,200,000	$555,175	$10,896	$2,248,571
Executive Vice President and Chief Financial Officer	2016	$482,500	$1,200,000	$292,025	$10,696	$1,985,221
	2015	$475,000	$1,200,000	$399,070	$10,696	$2,084,766

D. Rick Adams	2017	$482,500	$1,200,000	$555,175	$10,896	$2,248,571
Executive Vice President and Chief Operating Officer	2016	$482,500	$1,200,000	$292,025	$10,696	$1,985,221
	2015	$475,000	$1,200,000	$399,070	$10,696	$2,084,766

Graham J. Wootten	2017	$350,000	$675,000	$341,700	$10,896	$1,377,596
Senior Vice President, Chief Accounting Officer and Secretary	2016	$350,000	$675,000	$179,736	$10,696	$1,215,432
	2015	$325,000	$625,000	$236,327	$10,696	$1,197,023

(1)	Represents the value of time-based and performance-based restricted share awards, assuming that the maximum level of performance is achieved for such performance-based restricted share awards. The aggregate grant date fair value of the performance-based restricted share awards is computed in accordance with Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”) based on the assumptions set forth in note 11 to the Trust’s 2017 audited financial statements.
(2)	Represents cash incentive compensation amounts earned by Messrs. Francis, Vicari, Adams and Wootten pursuant to our cash bonus plans for each year. For information on how the amounts were determined, see “Compensation Discussion and Analysis – Elements of 2017 executive compensation – Annual cash bonus” and “– Grants of Plan-Based Awards.”
(3)	Amounts reported in this column include (i) $15,000 paid in 2017 to Mr. Francis pursuant to his employment agreement for reimbursement of certain financial planning services; (ii) matching contributions to the 401(k) accounts of Messrs. Francis, Vicari, Adams and Wootten in 2017 of $10,800 each, respectively; and (iii) life insurance premiums paid by the Trust.

Grants of Plan-Based Awards

The following table sets forth the bonuses payable under our 2017 cash bonus plan and the awards of restricted shares granted to each of our named executive officers in 2017 under our Equity Plan.

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(5)			All Other Awards: Number of Shares of Stock or Units(7)	Grant- Date Fair Value of Stock and Option Awards(8)
Name		Threshold(2)	Target(3)	Maximum(4)	Threshold	Target	Maximum(6)
James L. Francis	1/3/2017	$72,656	$968,750	$1,937,500
	1/3/2017							56,319	$1,475,000
	1/3/2017				36,926	73,852	147,703		$1,475,000
Douglas W. Vicari	1/3/2017	$29,855	$398,063	$796,125
	1/3/2017							22,910	$600,000
	1/3/2017				15,021	30,042	60,083		$600,000
D. Rick Adams	1/3/2017	$29,855	$398,063	$796,125
	1/3/2017							22,910	$600,000
	1/3/2017				15,021	30,042	60,083		$600,000
Graham J. Wootten	1/3/2017	$18,375	$245,000	$490,000
	1/3/2017							12,887	$337,500
	1/3/2017				8,449	16,898	33,796		$337,500

(1)	Represents amounts payable under our 2017 cash bonus plan. For actual amounts paid to each named executive officer under our 2017 cash bonus plan, see “– Compensation Discussion and Analysis – Elements of 2017 executive compensation – Annual cash bonus” and “– Summary Compensation Table.”
(2)	Represents amounts payable under our 2017 cash bonus plan if the threshold level had been achieved for only the RevPAR performance metric, which comprises 15% of the overall amount that can be awarded under the 2017 cash bonus plan.
(3)	Represents amounts payable under our 2017 cash bonus plan if the target level had been achieved for all metrics.
(4)	Represents amounts payable under our 2017 cash bonus plan if the maximum level had been achieved for all metrics.
(5)	Represents performance-based restricted share awards that will vest upon our achievement of specified performance metrics. See “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – 2017 Performance-based Restricted Shares.”
(6)	The maximum amount of performance-based restricted share awards eligible to vest on December 31, 2019 is further limited in accordance with the terms set forth below under “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – 2017 Performance-based Restricted Shares.” The maximum value that may be earned under the 2017 performance-based restricted share grant is 1.75 times the starting share price multiplied by the maximum number of shares granted to each executive.
(7)	Represents time-based restricted share awards, each of which will vest as to one third of the award per year on each of the first three anniversaries of the grant date.
(8)	Represents the estimated grant-date fair value of the restricted share awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Overview of the Long-Term Equity Incentive Plan

As described above, the Trust’s long-term equity incentive compensation program is comprised of annual awards of both time-based restricted shares vesting ratably over a multi-year period and performance-based restricted shares vesting, if at all, based on the Trust’s TSR relative to those generated by a market-cap weighted index comprised of certain of the Trust’s lodging REIT peers. All of the awards are granted pursuant to the Trust’s Equity Plan. In 2017, 50% of the grant-date fair value of each executive’s equity grant was provided in the form of performance-based restricted share awards. The following summarizes the terms of each component of the long-term equity incentive compensation program and the awards granted under the program in 2017.

2015, 2016 and 2017 Time-based Restricted Shares

The time-based restricted shares granted in each of January 2015, 2016, and 2017 vest in equal annual installments on each of the first three anniversaries of the grant date. Vesting accelerates upon the occurrence of any of the following events (each, an “Accelerated Vesting Event”): (i) termination due to the participant’s death or disability; (ii) termination without cause not in connection with a change in control; or (iii) a change in control (i.e., “Corporate Transaction”), if either the successor entity does not assume or substitute equivalent securities, or the participant experiences an Involuntary Termination (i.e., termination by the Trust without Cause or by participant with Good Reason as defined in employment agreements) within 12 months following the change in control.

2015 and 2016 Performance-based Restricted Shares

The performance-based restricted shares granted in each of January 2015 and 2016 vest based on the Trust’s TSR relative to the total return of the SNL Index over a three-year performance period (each, a “Performance Period”) beginning on January 1 of such year. The actual number of performance-based restricted shares that vest at the end of the respective Performance Period will be determined by comparing the Trust’s TSR to the total return of the SNL Index over the respective Performance Period. For this purpose, the Trust’s TSR shall be calculated as follows:

TSR =	(Ending Date Share Price * Adjusted Share Count) – Beginning Date Share Price
Beginning Date Share Price

The term “Adjusted Share Count” means one share plus the number of shares received in connection with the assumed reinvestment of all dividends paid during the period at the closing price of the Trust’s common shares on the ex-dividend date for each such dividend.

The term “Beginning Date” means the last trading day of the prior calendar year.

The term “Ending Date” means the last trading day of the respective three-year Performance Period.

The term “Share Price” means, as of a particular date, the arithmetic mean of the closing share price as reported by the NYSE over the ten (10) consecutive trading days prior to, and including, such date (or, if such date is not a trading day, the most recent trading day immediately preceding such date). The total return generated by the SNL Index will be calculated using a ten (10) consecutive trading day averaging period similar to the Trust’s TSR calculation.

If the Trust’s TSR is positive for the respective Performance Period, the performance-based restricted shares will vest only as follows, with linear interpolation for performance between 67% and 100%, and between 100% and 133% of the SNL Index:

Trust TSR as % of SNL US REIT Hotel Index Total Return	Payout (% of Maximum)
<67%	0%
67%	25%
100%	50%
≥133%	100%

If the Trust’s TSR is negative for the respective Performance Period, no performance-based restricted shares will vest. If the Trust’s TSR is positive for the respective Performance Period and the total return produced by the SNL Index is negative, 100% of the performance-based restricted shares subject to vesting will vest. The maximum value that may be earned under each of the 2015 and 2016 performance-based restricted share grants is

1.75 times the starting share price multiplied by the maximum number of shares granted to each executive. Vesting accelerates at the maximum level upon the occurrence of an Accelerated Vesting Event (as defined above under “-2015, 2016 and 2017 Time-based Restricted Shares”).

2017 Performance-based Restricted Shares

The performance-based restricted shares granted in January 2017 vest based on the Trust’s TSR relative to the total return of the 2017 Performance Peer Group Index over a three-year performance period (the “2017 Performance Period”) beginning on January 1, 2017. The mechanics of performance measurement are the same as for the 2015 and 2016 performance-based restricted share awards, except for the 2017 grant, TSR performance comparisons are made to the 2017 Performance Peer Group Index instead of the SNL Index.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2017. Market values have been determined based on the closing price of our common shares on December 31, 2017 of $27.09 per share.

Outstanding Equity Awards at Fiscal Year End

Name		Number of Common Shares That Have Not Vested	Market Value of Shares That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
James L. Francis	(1)	12,758	$345,614
	(2)	40,038	$1,084,629
	(3)	56,319	$1,525,682
				(4)	139,993	$3,792,410
				(5)	147,703	$4,001,274
Douglas W. Vicari	(1)	5,190	$140,597
	(2)	16,287	$441,215
	(3)	22,910	$620,632
				(4)	56,946	$1,542,667
				(5)	60,083	$1,627,648
D. Rick Adams	(1)	5,190	$140,597
	(2)	16,287	$441,215
	(3)	22,910	$620,632
				(4)	56,946	$1,542,667
				(5)	60,083	$1,627,648
Graham J. Wootten	(1)	2,702	$73,197
	(2)	9,161	$248,171
	(3)	12,887	$349,109
				(4)	32,032	$867,747
				(5)	33,796	$915,534

(1)	Amounts shown represent the number of time-based restricted shares granted to each executive officer in January 2015 that had not vested as of December 31, 2017. Awards granted in January 2015 vest ratably on each of the first three anniversaries of the grant date in accordance with the terms set forth above under “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – 2015, 2016 and 2017 Time-based Restricted Shares.” Subsequent to December 31, 2017, all of these time-based restricted shares vested.
(2)

Amounts shown represent the number of time-based restricted shares granted to each executive officer in January 2016 that had not vested as of December 31, 2017. Awards granted in January 2016 vest ratably on each of the first three anniversaries of the grant date in accordance with the terms set forth above under “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – 2015, 2016 and 2017 Time-based Restricted Shares.” Subsequent to December 31, 2017, the following time-based restricted shares vested: Mr. Francis: 20,019 shares; each of Messrs. Vicari and Adams: 8,143 shares; and Mr. Wootten 4,581 shares. The remaining time-based restricted shares vest as follows: Mr. Francis: 20,019 shares in January 2019; each of Messrs. Vicari and Adams: 8,144 shares in January 2019; and Mr. Wootten: 4,580 shares in January 2019.
(3)	Amounts shown represent the number of time-based restricted shares granted to each executive officer in January 2017 that had not vested as of December 31, 2017. Awards granted in January 2017 vest ratably on each of the first three anniversaries of the grant date in accordance with the terms set forth above under “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – 2015, 2016 and 2017 Time-based Restricted Shares.” Subsequent to December 31, 2017, the following time-based restricted shares vested: Mr. Francis: 18,773 shares; each of Messrs. Vicari and Adams: 7,637 shares; and Mr. Wootten 4,296 shares. The remaining time-based restricted shares vest as follows: Mr. Francis: 18,773 shares in January 2019 and 18,773 shares in January 2020; each of Messrs. Vicari and Adams: 7,637 shares in January 2019 and 7,636 shares in January 2020; and Mr. Wootten: 4,296 shares in January 2019 and 4,295 shares in January 2020.
(4)	Amounts shown represent the number of performance-based restricted shares granted to each executive officer in January 2016 that had not vested as of December 31, 2017, assuming achievement of the maximum level of performance. These shares will be eligible for vesting at December 31, 2018, in accordance with the terms set forth above under “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – 2015 and 2016 Performance-based Restricted Shares.”
(5)	Amounts shown represent the number of performance-based restricted shares granted to each executive officer in January 2017 that had not vested as of December 31, 2017, assuming achievement of the maximum level of performance. These shares will be eligible for vesting at December 31, 2019, in accordance with the terms set forth above under “– Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table – 2017 Performance-based Restricted Shares.”

Option Exercises and Shares Vested

The Trust has not granted any option awards to its named executive officers. The table below sets forth information regarding the vesting in 2017 of time-based restricted shares previously granted to the Trust’s named executive officers. No performance-based restricted shares vested in 2017.

	Restricted Share Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
James L. Francis	73,627	$1,940,479
Douglas W. Vicari	30,063	$792,329
D. Rick Adams	30,063	$792,329
Graham J. Wootten	14,826	$390,697

Equity Plan Information

We have adopted an Equity Plan, which provides for the issuance of equity-based awards, including share options, share appreciation rights (“SARs”), restricted shares, share units, unrestricted shares and other awards based on our common shares that may be granted by us to our trustees and employees and to our advisors and consultants who are providing services to us as of the grant date. The following table summarizes information, as of December 31, 2017, relating to the Equity Plan pursuant to which awards of options, restricted shares, restricted units or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	587,582	—	829,347
Equity compensation plans not approved by security holders	—	—	—

Total	587,582	—	829,347

(1)	The amount shown represents performance-based restricted shares which will vest, if at all, based on the Trust’s TSR, measured at performance levels and over performance periods determined by the Compensation Committee relative to the total return of the SNL Index, in the case of the 2016 performance-based restricted shares, and the 2017 Performance Peer Group Index, in the case of the 2017 performance-based restricted shares. The amount shown includes the maximum number of performance-based restricted shares payable if the maximum level of relative TSR is achieved by the Trust over each remaining performance period for unvested performance-based restricted share awards outstanding at December 31, 2017.

Employment Agreements

On January 27, 2015, in connection with its regular review of the Trust’s executive compensation program, the Compensation Committee approved and the Trust entered into new employment agreements with Messrs. Francis, Vicari, Adams and Wootten, in each case replacing the agreements previously delivered with each such officer in connection with his employment following the Trust’s initial public offering in 2010. The terms of the new employment agreements generally remain consistent with the terms established in 2010, but were updated to give effect to the passage of time, the development of the Trust’s executive compensation program and Mr. Adams’ promotion.

The agreements provide for an annual minimum base salary established at 2015 levels, payable in approximately equal semi-monthly installments. The agreements automatically extend for an additional year on each anniversary of the date of the agreement unless either party gives 90 days’ prior notice of non-renewal.

Each of these executives is entitled to receive benefits under the agreements if (1) we terminate the executive’s employment without cause, or (2) if there is a change in control during the term of the agreements and the executive resigns for good reason or is terminated without cause within 12 months following such change in control. Under these scenarios, each of the executives is entitled to receive (1) any accrued but unpaid salary and bonuses under the Trust’s then-current annual cash bonus plan, (2) reimbursement for any outstanding reasonable business expense, (3) vesting as of the executive’s last day of employment of any unvested options or restricted shares previously granted to the executive, (4) continued life and health insurance as described below, and (5) a severance payment calculated as described below. The term “cause” includes termination due to fraud, misappropriation or embezzlement, the conviction of any felony, breach of fiduciary duties, and breach of any material term of the employment agreement. The term “good reason” includes termination due to a substantial diminution of duties, relocation beyond fifty (50) miles from the Trust’s address, and a substantial reduction in base salary and other compensation other than as a result of the Trust’s failure to achieve performance targets.

If we terminate the executive without cause the severance payment is equal to two times in the case of Messrs. Francis, Vicari and Adams, or one times in the case of Mr. Wootten, his then current salary plus two times in the case of Messrs. Francis, Vicari and Adams, or one times in the case of Mr. Wootten, the greater of (1) the average of all bonuses paid to them during the preceding 36 months and (2) the most recent bonus paid to the executive. In addition, the executive is eligible to receive payment of life and health insurance coverage for a period of 24 months for Messrs. Francis, Vicari and Adams, and 12 months for Mr. Wootten, following such executive’s termination of employment.

If there is a change in control during the term of the agreements and within 12 months following a change in control, we terminate the executive without cause or he resigns for good reason, the severance payment is equal to three times in the case of Messrs. Francis, Vicari and Adams, or two times in the case of Mr. Wootten, his then current salary plus three times in the case of Messrs. Francis, Vicari and Adams, or two times in the case of Mr. Wootten, the greater of (1) the average of all bonuses paid to the executive during the preceding 36 months and (2) the most recent bonus paid to the executive. In addition, in the event of a termination or resignation following a change in control as described above, the executive will be eligible to receive payment of life and health insurance coverage for a period of 36 months for Messrs. Francis, Vicari and Adams, and 24 months for Mr. Wootten, following termination of employment. None of the agreements requires that the Trust make any “gross up” payments to compensate the executive for additional taxes, if any, imposed under Section 4999 of the Internal Revenue Code for receipt of excess parachute payments in the event of a termination or resignation following a change in control; however, each agreement provides that if (in the determination of a nationally recognized accounting firm engaged by the Trust to analyze this issue) such excise taxes may be imposed as a result of payments made to any executive in the event of a future change in control, the amount of such payments to such executive will be reduced to a level that will not exceed the amount that would trigger such excise taxes, if such reduction would put the executive in a better after-tax position.

Bonus payments will be made in one lump sum within 60 days following the end of the fiscal year in which such termination occurs. Severance payments will be paid in approximately equal installments on the Trust’s scheduled payroll dates and will be subject to the executive signing a general release.

In addition, the employment agreements for Messrs. Francis, Vicari and Adams provide up to $10,000 annually for a comprehensive physical and medical examination and up to $15,000 annually for financial planning services. These benefits will not continue beyond termination of the agreements. The employment agreements contain customary non-competition and non-solicitation covenants that apply during the term and for stated periods after the term of each executive’s employment with the Trust, ranging from one to two years.

Potential Payments to Executive Officers Upon Termination

The following table indicates the cash amounts, accelerated vesting and other payments and benefits that the named executive officers would be entitled to receive upon termination under various circumstances pursuant to the terms of the Equity Plan, the restricted share agreements made under the Equity Plan and their respective employment agreements. The table assumes that termination of the named executive officer from the Trust under the scenario shown occurred on December 31, 2017. The table also does not give effect to any reduction in payments to any executive that might occur under his employment agreement in the event that such reduction would put the executive in a better after-tax position than if his payments were not reduced and as a result he would become subject to additional taxes under Section 4999 of the Internal Revenue Code for receipt of excess parachute payments in the event of a termination or resignation following a change in control.

	Cash Severance Payment	Life/Health Insurance Benefits(4)	Acceleration of Equity Awards (5)	Total Termination Benefits
James L. Francis(1)
Involuntary termination without cause(2)	$4,252,218	$41,820	$10,749,610	$15,043,648
Voluntary termination or involuntary termination with cause	—	—	—	—
Involuntary or good reason termination in connection with change in control(2)	$6,378,327	$62,729	$10,749,610	$17,190,666
Death or disability(3)	—	—	$10,749,610	$10,749,610
Douglas W. Vicari(1)(6)
Involuntary termination without cause(2)	$2,075,350	$192	$4,372,759	$6,448,301
Voluntary termination or involuntary termination with cause	—	—	—	—
Involuntary or good reason termination in connection with change in control(2)	$3,113,025	$288	$4,372,759	$7,486,072
Death or disability(3)	—	—	$4,372,759	$4,372,759
D. Rick Adams(1)
Involuntary termination without cause(2)	$2,075,350	$41,820	$4,372,759	$6,489,929
Voluntary termination or involuntary termination with cause	—	—	—	—
Involuntary or good reason termination in connection with change in control(2)	$3,113,025	$62,729	$4,372,759	$7,548,513
Death or disability(3)	—	—	$4,372,759	$4,372,759
Graham J. Wootten(1)
Involuntary termination without cause(2)	$691,700	$19,908	$2,453,758	$3,165,366
Voluntary termination or involuntary termination with cause	—	—	—	—
Involuntary or good reason termination in connection with change in control(2)	$1,383,400	$39,817	$2,453,758	$3,876,975
Death or disability(3)	—	—	$2,453,758	$2,453,758

(1)	The amounts shown in this table do not include accrued salary, earned but unpaid bonuses or reimbursement of reasonable business expenses. Those amounts are payable to the executive officer upon any termination of his employment, including an involuntary termination with cause and a resignation without good reason.
(2)	Amounts in this row are calculated in accordance with provisions of the applicable employment agreement as described more fully under “– Employment Agreements.”
(3)	A termination of this executive officer’s employment due to death or disability entitles this executive officer to benefits under our life insurance and disability insurance plans. In addition, restricted shares immediately vest upon this executive officer’s termination of employment due to death or disability.

(4)	The amounts shown in this column are estimates of the cash payments to be made under the applicable employment agreement based on the annual premiums to be paid by the Trust for health care and life insurance benefits expected to be provided to each executive officer.
(5)	For purposes of this table, the market value per restricted share is assumed to be $27.09, the closing market price per common share on December 31, 2017.
(6)	Mr. Vicari does not participate in the Trust’s health insurance plan.

CEO Compensation Ratio

Under rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Trust is required to disclose the ratio of the annual total compensation of its median employee to that of its Principal Executive Officer (“PEO”). The Trust’s PEO is our President and Chief Executive Officer, Mr. Francis. As identified above in the Summary Compensation Table, Mr. Francis’ total compensation for the 2017 fiscal year was $5,102,005. The total compensation of our median employee in 2017 was $347,750. Based on the foregoing, the ratio of the annual total compensation of Mr. Francis to that of our median employee in 2017 was approximately 15:1.

The median employee was determined by comparing the annual total compensation, as defined in Item 402(c)(2)(x) of Regulation S-K, of all 13 of the Trust’s employees other than Mr. Francis, as of December  31, 2017.

Non-Executive Trustee Compensation

Our philosophy is to pay non-executive trustees competitively and fairly for the work performed. The design of our non-executive trustee compensation program reflects recognized best practices, incorporating the following provisions:

•	Retainer-only cash compensation with no fees for attending meetings, which is an expected part of board service.

•

Approximately half of total compensation in full-value equity awards, fostering alignment with shareholders, with annual grants made based on a fixed-value formula with short vesting periods, to avoid entrenchment.

•	Additional retainers for special roles such as non-executive Chairman and committee chairs to recognize their incremental time and effort.

•	Meaningful share ownership requirements of five times the annual cash retainer.

Consistent with our commitment to strong governance practices with respect to non-executive trustee compensation, one of the amendments being proposed to the Chesapeake Lodging Trust Equity Plan, being submitted for shareholder approval at the annual meeting, would establish a $500,000 annual compensation limit on all forms of compensation for non-employee trustees other than the non-executive chairman of the Board.

Under our trustee compensation program, our non-executive trustees are paid an annual retainer fee of $65,000, our Compensation Committee chairman is paid an additional annual retainer of $15,000, and our Nominating and Corporate Governance Committee chairman is paid an additional annual retainer of $10,000. Our Audit Committee chairman is paid an additional annual retainer of $15,000 and Mr. Natelli, who serves as our non-executive Chairman of the Board, is paid an additional annual retainer of $20,000.

Although we reimburse our trustees for reasonable out-of-pocket expenses incurred in connection with performance of their duties as trustees, including, without limitation, travel expenses in connection with their attendance at Board and committee meetings, we do not pay any trustee a separate fee for meetings attended. Furthermore, trustees do not receive any perquisites.

Our non-executive trustees may elect to receive their annual retainers and chair committee fees in whole or in part in the form of cash or immediately vested common shares based on the closing market price of our common shares on the grant date.

At each of our annual meetings, each of our non-executive trustees also receives an award of restricted shares, the number of which is determined based on the closing market price of our common shares on the date of such annual meeting as reported on the NYSE, with a value of $75,000, except that our non-executive Chairman receives an award of restricted shares valued at $100,000 in recognition of his expanded responsibilities as our non-executive Chairman. Accordingly, at our 2017 Annual Meeting, each of our non-executive trustees received an award of 3,307 restricted shares, except that Mr. Natelli received 4,409 restricted shares. Vesting for these awards will occur on the date of the subsequent annual meeting of shareholders, with acceleration upon termination due to death, disability or involuntary termination of service as a result of a change in control. Dividends will be paid on the unvested restricted shares when declared and paid on our common shares generally. Each of our non-executive trustees will receive an award of restricted shares at our 2018 Annual Meeting and each annual meeting thereafter under similar terms as described above.

The table below reflects the amount of the share awards and retainer fees paid to our non-executive trustees in 2017:

Summary of Non-Executive Trustee 2017 Compensation

Name	Fees Earned or Paid in Cash	Share Awards(1)	Total
Thomas A. Natelli	$85,000	$100,000	$185,000
Thomas D. Eckert	$80,000	$75,000	$155,000
John W. Hill	$80,000	$75,000	$155,000
George F. McKenzie	$75,000	$75,000	$150,000
Jeffrey D. Nuechterlein	$65,000	$75,000	$140,000

(1)	All share awards were granted pursuant to our Equity Plan. The amounts in this column reflect the estimated grant-date fair value of the restricted share awards.

The Compensation Committee reviews the compensation of our non-executive trustees on a periodic basis. In January 2018, FW Cook conducted a competitive analysis of our non-executive trustee compensation versus the trustee/director compensation programs in place at our Benchmark Peer Companies (see page 20). Findings from the review indicated our 2017 trustee compensation program, which had not been changed since May 2015, was below the 25th percentile of the peer group. Effective at our 2018 Annual Meeting, the annual cash board service retainer will be increased by $10,000 and the annual equity grant will be increased by $10,000 to bring our program closer, but still below the median of the Benchmark Peer Companies.

Trustee Share Ownership Guidelines

Our Board has established share ownership guidelines for our non-executive trustees because we believe that encouraging our non-executive trustees to attain and maintain a meaningful ownership interest in the Trust further aligns the interests of our trustees with those of our shareholders in creating long-term value for the Trust. Under the guidelines, each of our non-executive trustees is expected to own our common shares having an aggregate value equal to or greater than five times the amount of the annual cash retainer currently paid to each non-executive trustee. The Board expects that all incumbent non-executive trustees will accumulate the minimum level of share ownership prior to February 2018, and any persons joining the Board will accumulate the minimum level of share ownership within three years of joining the Board. Under the guidelines, non-executive trustees are expected to retain common shares acquired by them pursuant to awards granted under our Equity Plan until the minimum ownership level has been attained. This expectation will not, however, prevent a non-executive trustee from selling or disposing of any common shares purchased directly or indirectly in the open market at any time. As of January 31, 2018, all of our incumbent non-executive trustees met the required level of share ownership and are expected to maintain such ownership positions in the future. Because the Board determined that each incumbent non-executive trustee has met the required level of share ownership as of January 31, 2018, declines in the market value of those shares following the Board’s determination will not change that determination.

Trustees are subject to the Trust’s policy regarding hedging, short-selling and pledging of Trust securities as more fully described under “Anti-hedging, anti-short-selling, and anti-pledging policy.”

Compensation Committee Interlocks and Insider Participation

As noted earlier, the Compensation Committee consists of Messrs. Hill, Natelli and Eckert. None of the members of the Compensation Committee is or has been one of our employees or officers. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of trustees or compensation committee of another entity that has one or more executive officers serving on our Board or Compensation Committee.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF EQUITY PLAN

We are asking our shareholders to approve an amendment and restatement of the Chesapeake Lodging Trust Equity Plan, or Equity Plan. If approved by our shareholders, the amendment and restatement would result in the following material changes to the Equity Plan:

1.	increase the total number of shares of our common shares authorized and reserved for issuance under the Equity Plan by 1,250,000 shares;

2.	modify the definitions relating to relative shareholder return, Adjusted Hotel EBITDA and Adjusted EBITDA insofar as those business criteria might be relevant, for federal income tax purposes or otherwise, to the Compensation Committee in establishing performance goals for future awards to be granted under the Equity Plan; and

3.	extend the term of the Equity Plan to the tenth anniversary of shareholder approval of the amendment and restatement of the Equity Plan.

As of April 24, 2018, subject to increases resulting from the forfeiture of currently outstanding awards, 347,134 common shares were reserved and available for future issuances under the Equity Plan. The Equity Plan is the sole equity compensation plan under which we currently grant equity awards. The Board believes that the Equity Plan is an important factor in attracting and retaining the high caliber employees and other service providers essential to our success and in aligning those individuals’ long-term interests with those of our shareholders. Therefore, the Board has approved the amendment and restatement of the Equity Plan to ensure that the Board and the Compensation Committee will be able to use the Equity Plan to make the types of awards, and covering the number of shares, as necessary to meet these needs.

The Board believes that approval of the amendment and restatement of the Equity Plan is in the best interests of the Trust and its shareholders. Shareholder approval of the amendment and restatement of the Equity Plan is necessary for us to comply with NYSE shareholder approval requirements for equity compensation plans. If our shareholders do not approve the proposed amendment and restatement of the Equity Plan, the Equity Plan will continue in effect under the terms currently in place.

Key Equity Plan Metrics

Share Usage

We have granted equity incentive awards for an average of 407,161 shares in each of the last three fiscal years. As of April 24, 2018, subject to increases resulting from the forfeiture of currently outstanding awards, 347,134 common shares were reserved and available for future issuances under the Equity Plan. We are seeking shareholder approval to increase the total number of shares of our common shares authorized and reserved for issuance under the Equity Plan by 1,250,000 shares. Based on our current grant practices and possible business growth, share price, and competitive pay practices, we estimate that the increased share reserve will allow us to continue to grant additional equity awards for approximately four years.

Dilution/Overhang

We are committed to effectively managing the Equity Plan while minimizing shareholder dilution. For this reason, we carefully manage the Trust’s use of common shares available for equity-based compensation each year and aim to keep dilution from the Equity Plan within industry standards. As of April 24, 2018, there were 1,250,819 time-based and performance-based restricted shares unvested and outstanding, assuming the maximum number of performance-based restricted shares is achieved by the Trust over each remaining performance period. Our overhang, calculated as the number of shares subject to equity awards outstanding but not vested (in the case of time-based restricted shares) or earned (in the case of performance-based restricted shares), plus the number of shares available to be granted, divided by the total number of common shares outstanding as of April 24, 2018, was 2.65%. If the amendment and restatement of the Equity Plan is approved by our shareholders, our overhang from outstanding and available awards as a percentage of common shares outstanding would increase to 4.72%.

Burn Rate

The following table provides information as to equity awards granted and earned over the last three years:

Key Metrics	2015	2016	2017	3-Year Average (2015-2017)
Time-Based Restricted Shares Granted (A)	117,918	162,229	179,403	153,183
Performance-Based Restricted Shares Granted(1) (B)	174,352	285,917	301,665	253,978
Earned Performance-Based Restricted Shares(2) (C)	—	225,911	—	75,304
Full Value Shares Granted (A + B)	292,270	448,146	481,068	407,161
Full Value Shares Issued (A + C)	117,918	388,140	179,403	228,487
Weighted-Average Common Shares Outstanding (Diluted) (D)	57,926,399	58,717,647	59,255,244	58,633,097
Burn Rate – Full Value Shares Granted ((A + B) / D)	0.50%	0.76%	0.81%	0.69%
Burn Rate – Full Value Shares Issued ((A + C) / D)	0.20%	0.66%	0.30%	0.39%

(1)	Represents grants of performance-based restricted shares, assuming that the maximum level of performance is achieved for such performance-based restricted share awards.
(2)	Represents payouts of performance-based restricted shares in the year earned.

Summary of the Equity Plan, as proposed to be amended and restated

The material features of the Equity Plan, as proposed to be amended and restated, are summarized below. The following summary does not purport to be complete, and is subject to and qualified in its entirety by reference to the complete text of the Equity Plan, which is included hereto as Appendix A.

General

Upon shareholder approval of the amendment and restatement of the Equity Plan, the total number of shares available for issuance will be 1,597,134. The maximum number of shares that may be issued to any person in one calendar year as options or SARs is 350,000, and the maximum number of shares that can be issued to any person in one calendar year, other than in the form of options, SARs, time-based restricted shares or share units that are not performance-based, is 350,000. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $5,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $15,000,000.

As of April 20, 2018, the closing price of the Trust’s common shares was $29.34 as reported on the NYSE. Also as of April 20, 2018, our four executive officers, each of our ten other employees (this small number of employees is generally consistent with peer lodging REITs, and reflects that the companies managing our hotels are the employers of the personnel working at each hotel) and five non-employee trustees of the Trust were eligible to participate in the Equity Plan.

Because of our small number of employees, it is expected that awards to our executive officers will continue to comprise a significant majority of future awards under our Equity Plan. Because future participation and the types of awards under the Equity Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the amendment of the Equity Plan is approved are not currently determinable.

Purpose

The purposes of the Equity Plan are to enable us to attract and retain highly qualified trustees and officers and to enable us to provide incentives to our personnel and other parties who contribute to our success in a manner linked directly to increases in shareholder value.

Administration

The Equity Plan is administered by the Compensation Committee. Subject to the terms of the Equity Plan, the Compensation Committee, or its delegates pursuant to the Equity Plan, may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the Equity Plan.

Source of Shares

The common shares issued or to be issued under the Equity Plan consist of authorized but unissued shares. If any shares covered by an award are not purchased or are forfeited, if an award is settled in cash or if an award otherwise terminates without delivery of any shares, then the number of common shares counted against the aggregate number of shares available under the Equity Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the Equity Plan in the same amount as they were counted against the authorized share pool. However, shares surrendered or withheld for taxes upon vesting of an award will not be added back to the authorized share pool.

Eligibility

Awards may be made under the Equity Plan to our or our affiliates’ trustees, directors, officers, employees, consultants and advisers providing services to us, or our affiliates, and to any other individual whose participation in the Equity Plan is determined to be in our best interests by our Board or the Compensation Committee.

Amendment or Termination of the Equity Plan

Though the Compensation Committee may terminate or amend the Equity Plan at any time, no amendment may adversely impair the rights of grantees with respect to outstanding awards. In addition, an amendment will be contingent on approval of our shareholders to the extent required by law or if the amendment would materially increase the benefits accruing to participants under the Equity Plan, materially increase the aggregate number of shares that may be issued under the Equity Plan, materially modify the requirements as to eligibility for participation in the Equity Plan, or amend the no repricing provisions governing options and share appreciation rights provided in the Equity Plan. Unless terminated earlier, the Equity Plan is scheduled to terminate in January 2020, but will continue to govern unexpired awards. If amended and restated upon shareholder approval of this Proposal 3, the term of the Equity Plan will be extended to the tenth anniversary of shareholder approval of the amendment and restatement of the Equity Plan.

Options

The Equity Plan permits the granting of options to purchase common shares intended to qualify as “incentive stock options” under the Internal Revenue Code, referred to as incentive share options, and options that do not qualify as incentive share options, referred to as non-qualified share options. Incentive share options will only be granted to our employees and employees of our subsidiaries.

The exercise price of each option may not be less than 100% of the fair market value of our common shares on the date of grant as determined pursuant to the Equity Plan. If we were to grant incentive share options to any 10% shareholder, the exercise price may not be less than 110% of the fair market value of our common shares on the date of grant. We may grant options in substitution for options held by employees of companies that we may acquire. In this case, the exercise price would be adjusted to preserve the economic value of the employee’s share option from his or her former employer. Such options granted in substitution shall not count against the shares available for issuance under the Equity Plan.

The term of each option may not exceed ten years from the date of grant; the term of each option that is intended to qualify as an incentive share option and that is granted to any 10% shareholder may not exceed five years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee or our Board. The exercise price of an option may not be amended or modified after the grant of the option, and an option may not be surrendered in consideration of or exchanged for a grant of a new option having an exercise price below that of the option which was surrendered or exchanged.

In general, an optionee may pay the exercise price of an option by cash, certified check or by tendering our common shares. An award agreement may also provide for other forms of payment permissible under applicable law.

Options granted under the Equity Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Other Awards

The following may also be awarded under the Equity Plan:

•	common shares subject to vesting restrictions, which are common shares issued at no cost or for a purchase price;

•	share units, which are the conditional right to receive a common share or cash in the future, subject to restrictions, including vesting restrictions;

•	unrestricted common shares, which are common shares issued at no cost or for a purchase price which are free from any restrictions under the Equity Plan;

•	dividend equivalent rights entitling the grantee to receive credits for dividends that would be paid if the grantee had held a specified number of common shares;

•

share appreciation rights (“SARs”), which are rights to receive a number of shares or an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a specified period; and

•

performance-based and non-performance-based incentive awards, ultimately payable in shares or cash or a combination thereof, which may be multi-year and/or annual incentive awards subject to achievement of specified performance goals as described below.

Performance-based Pay

In establishing performance goals for future awards to be granted under the Equity Plan, we may use one or more of the following business criteria as selected by the Compensation Committee:

•	total shareholder return;

•

total shareholder return as compared to total return (on a comparable basis) of (i) a publicly available index, such as, but not limited to, the Standard & Poor’s 500 Stock Index or the SNL US REIT Hotel Index prepared by SNL Financial LC (as previously defined, the “SNL Index”); or (ii) a custom index comprising a select group of peer group companies which are comparable to the Trust and included in the SNL Index;

•	Hotel EBITDA, defined as total revenue, less total hotel operating expenses;

•	Adjusted Hotel EBITDA, defined as Hotel EBITDA further adjusted for certain recurring and non-recurring items;

•	net income;

•	pretax earnings;

•	earnings before interest expense and taxes;

•	earnings before interest expense, taxes, depreciation and amortization, or EBITDA;

•	Adjusted EBITDA, defined as EBITDA further adjusted for certain recurring and non-recurring items;

•	Room revenue per available room, or RevPAR, and RevPAR growth metrics;

•	RevPAR penetration, which measures the RevPAR of our hotels in comparison to each other hotel in the competitive set in each of our hotels’ markets;

•	other measures relating to the operating profits or cash flows generated by our hotels;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to shareholders’ equity;

•	revenue;

•	book value;

•	FFO or FFO per share and Adjusted FFO and Adjusted FFO per share;

•	cash available for distribution, or CAD, per share;

•	cash flow;

•	economic value-added models or equivalent metrics; or

•	reductions in costs.

In addition, from time to time in the future the Compensation Committee may adopt other performance metrics, including metrics which contain subjective elements, for performance-based compensation granted under the Equity Plan.

This wide range of potential performance goals is intended to ensure that the Trust can readily adapt to changing business needs. The performance metrics the Compensation Committee establishes which are based on operating results will be adjusted to take into account the effects of unusual or infrequently occurring events unless the Compensation Committee determines otherwise.

Any of the above metrics may be compared to peer or other companies or a market index. Additionally, performance metrics may be measured either annually or cumulatively over a period of years, on an absolute basis or relative to pre-established targets, to a previous year’s results or to a designated comparison group, in each case as determined by the Compensation Committee.

Adjustments for Share Dividends and Similar Events

We will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the Equity Plan, including the individual limitations on awards, to reflect share dividends, share splits, spin-offs and other similar events.

Extraordinary Vesting Events

If we experience a Corporate Transaction (as defined below), the Compensation Committee will have full authority to determine the effect, if any, on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an award. The effect of a Corporate Transaction may be specified in a participant’s award agreement or determined at a subsequent time, including, without limitation, the substitution of new awards, the termination or the adjustment of outstanding awards, the acceleration of awards or the removal of restrictions on outstanding awards. The Compensation Committee may also choose to cancel or repurchase any outstanding awards and pay or deliver to the holder thereof an amount in cash or securities having a value, in the case of an award consisting of restricted shares or share units, equal to the formula or fixed price per share paid to holders of the common shares in connection with such transaction and, in the case of options or SARs, equal to the product of the number of shares subject to the option or SAR multiplied by the amount, if any, by which (1) the formula or fixed price per share paid to holders of common shares pursuant to such transaction exceeds (2) the option exercise price or SAR exercise price applicable. A “Corporate Transaction” under the Equity Plan means (1) our dissolution or liquidation; (2) our merger, consolidation or reorganization with one or more other entities in which we are not the surviving entity; (3) a sale of substantially all of our assets to another person or entity; or

(4) any transaction (including without limitation a merger or reorganization in which we are the surviving entity) which results in any person or entity (other than already existing shareholders or affiliates) owning 50% or more of the combined voting power of all classes of our shares of beneficial interest.

Clawback

If we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with regard to any financial reporting requirement under the securities laws, our chief executive officer, our chief financial officer and any grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, is required to reimburse us for the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that contained such material noncompliance. Furthermore, if we are required to prepare an accounting restatement, all grantees are required to forfeit any cash or common shares received in connection with an award if the amount of the award earned or the vesting in the award was explicitly based on achievement of pre-established performance goals set forth in the award agreement that are later determined, as a result of the accounting restatement, not to have been achieved.

Tax Consequences of the Equity Plan

The following discussion of the federal income tax consequences of the Equity Plan is intended to be a summary of applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the Equity Plan or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.

Share Options: Incentive share options and nonqualified share options are treated differently for federal income tax purposes. Incentive share options are intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (“Code”). Nonqualified share options do not comply with such requirements.

Only employees, and not non-employee trustees, can be granted incentive share options. An optionee is not taxed on the grant or exercise of an incentive share option. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an incentive share option for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of shares acquired pursuant to exercise of an incentive share option before satisfying the one and two-year holding periods described above, the optionee generally will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee’s adjusted basis in the shares (usually the exercise price) or (ii) the difference between the fair market value of the shares on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the shares had been held for at least one year following exercise of the incentive share option and otherwise will be short-term capital gain. The Trust is not entitled to an income tax deduction on the grant or exercise of an incentive share option or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Trust will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

In order for an option to qualify for incentive share option tax treatment, the grant of the options must satisfy various conditions (e.g., the limitation of $100,000 of shares underlying incentive share options that may vest in one year) and the option holder must satisfy certain conditions, including exercising the option while an employee or within a short period of time after ceasing to be an employee, and holding the shares acquired upon exercise of the option for a specified period of time. In the event an option intended to be an incentive share option fails to so qualify, it will be taxed as a nonqualified share option as described in the next paragraph.

An optionee is not taxed on the grant of a nonqualified share option. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Trust is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. The Trust does not receive a deduction for this gain.

Share Appreciation Rights: The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of any shares received. The Trust will be entitled to a tax deduction at the same time for the same amount. If the SAR is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the participant held the shares for more than one year.

Restricted Shares and Share Units: Grantees of restricted shares or share units do not recognize income at the time of the grant of such restricted shares or share units. However, when the restricted shares or share units vest or are paid, as applicable, grantees generally recognize ordinary income in an amount equal to the fair market value of the shares or units at such time, and the Trust will receive a corresponding deduction.

Tax Withholding: To the extent required by applicable federal, state, local or foreign law, a participant shall be required to satisfy, in a manner satisfactory to the Trust, any withholding tax obligations that arise by reason of an award.

Your Board of Trustees recommends that you vote “FOR” approval of the amendment and restatement of the Chesapeake Lodging Trust Equity Plan.

PROPOSAL 4

NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by the Dodd-Frank Act we are asking shareholders to approve on an advisory basis, our executive compensation programs as described in this proxy statement in the Compensation Discussion and Analysis section, the tabular disclosures regarding such compensation and the accompanying narrative disclosure. At least once every six years, we are required by the Dodd-Frank Act to provide shareholders with an opportunity to cast a non-binding, advisory vote on the frequency of future advisory votes on executive compensation. As discussed below, the Board recommends that you vote to approve the proposed resolution.

The Trust’s goal for our executive compensation program is to hire, retain and motivate our senior management to grow our business and create long-term value. We believe that our compensation programs have been effective in creating the appropriate incentives for our named executive officers, as evidenced by the following key accomplishments during 2017, all of which were considered by the Compensation Committee in making its decisions in respect of compensation for our named executive officers for 2017:

•

We generated a 11.5% total return for holders of our common shares during 2017, which significantly outperformed the weighted-average total return of our 2017 Performance Peer Group of 8.3%, and far outdistanced the 6.3% and 5.1% total returns generated by the SNL Index and the Morgan Stanley REIT Index, respectively, during 2017;

•	We generated a dividend yield of 5.9%, which significantly exceeds the 5.1% average dividend yield of our 2017 Performance Peer Group;

•	We sold the 222-room The Hotel Minneapolis, Autograph Collection for $46.0 million on November 8, 2017, which resulted in a gain on sale of hotel of $6.1 million;

•

We obtained a new five-year, $225.0 million unsecured term loan with a floating interest rate equal to LIBOR plus 1.45%-2.20% and entered into an interest rate swap to fix LIBOR at 1.86% for five years;

•

We finished 2017 with a strong balance sheet and industry leading credit statistics, including a fixed charge coverage ratio of 3.0x, a leverage ratio of 39.2% and a weighted-average interest rate on our outstanding debt of 3.89%;

•

We rebranded our 613-room hotel located in Denver, Colorado, as the Hilton Denver City Center and entered into a new management agreement with Hilton providing for more favorable terms than the prior management agreement for the hotel in terms of management fees, key money, FF&E reserves, area of protection rights, and franchise conversion rights;

•

We significantly enhanced the quality of our hotel portfolio during 2017. Our work during 2017 consisted of completing comprehensive guestroom renovations at the Hilton Denver City Center, the Boston Marriott Newton, the Hyatt Regency Mission Bay Spa and Marina, and the JW Marriott San Francisco Union Square;

•	Despite inflationary cost pressures, we limited increases in or reduced hotel operating expenses during 2017 as a result of our asset management efforts; and

•	Our investor relations efforts, including one-on-one meetings as well as numerous property tours for investors, analysts and lenders, continued throughout 2017.

Based on our performance, the Board has concluded that our executive compensation program should be approved by shareholders, and asks them to approve the following resolution.

“RESOLVED, that the compensation paid to the Trust’s named executive officers, as disclosed pursuant to the rules of the Securities and Exchange Commission in the Compensation Discussion and Analysis section, compensation tables and accompanying narrative discussion, is hereby APPROVED.”

The vote to approve our executive compensation programs is advisory and non-binding on the Trust. However, the Compensation Committee, which is responsible for designing and administering the Trust’s executive compensation programs, values the opinions expressed by the Trust’s shareholders and will consider the outcome of the vote when making future compensation decisions.

The Board of Trustees recommends that you vote “FOR” the resolution to approve our executive compensation programs as described in this proxy statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 24, 2018, regarding the ownership of our common shares by:

•	each of our current trustees and trustee nominee;

•	each of our named executive officers;

•	each holder of 5% or more of each class of our shares; and

•	all of our current trustees, trustee nominee and executive officers as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

•	all common shares the investor actually owns beneficially or of record;

•	all common shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all common shares the investor has the right to acquire within 60 days (such as restricted shares which are scheduled to vest within 60 days).

Unless otherwise indicated, the address of each named person is c/o Chesapeake Lodging Trust, 4300 Wilson Boulevard, Suite 625, Arlington, Virginia 22203. No common shares beneficially owned by any executive officer or trustee have been pledged as security.

Beneficial Owner	Common Shares Owned	Percentage(1)
James L. Francis	602,558	*
Douglas W. Vicari	394,691	*
D. Rick Adams	233,112	*
Graham J. Wootten	112,491	*
Thomas A. Natelli	144,674	*
Thomas D. Eckert	37,485	*
John W. Hill	23,485	*
George F. McKenzie	25,589	*
Jeffrey D. Nuechterlein	19,485	*
Angelique G. Brunner	—	*
All trustees, trustee nominee and executive officers as a group (10 persons)	1,593,570	2.6%
The Vanguard Group(2)	9,850,863	16.3%
Vanguard Specialized Funds – Vanguard REIT Index Fund(3)	4,047,851	6.7%
Goldman Sachs Asset Management(4)	7,074,072	11.7%
Blackrock, Inc.(5)	9,107,523	15.1%

*	Represents less than 1% of the common shares outstanding as of the date of filing.
(1)	Percentages are based on 60,381,164 common shares outstanding as of April 24, 2018.
(2)	On February 9, 2018, The Vanguard Group filed a Schedule 13G/A to report beneficial ownership of an aggregate of 9,850,863 common shares, of which it has sole voting power for 131,910 shares, shared voting power for 78,499 shares, sole dispositive power for 9,711,507 shares and shared dispositive power for 139,356 shares. The address for this shareholder is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(3)	On February 2, 2018, Vanguard Specialized Funds – Vanguard REIT Index Fund filed a Schedule 13G/A to report beneficial ownership of 4,047,851 common shares, of which it has sole voting power for all 4,047,851 shares. The address for this shareholder is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(4)	On January 24, 2018, Goldman Sachs Asset Management, L.P. and GS Investment Strategies, LLC jointly filed a Schedule 13G/A to report beneficial ownership of 7,074,072 common shares, of which it has shared voting power for 6,842,280 shares and shared dispositive power for 7,074,072 shares. The address for this shareholder is 200 West Street, New York, New York 10282.
(5)	On January 19, 2018, Blackrock, Inc. filed a Schedule 13G/A to report beneficial ownership of 9,107,523 common shares, of which it has sole voting power for 8,948,580 shares and sole dispositive power for 9,107,523 shares. The address for this shareholder is 55 East 52nd Street, New York, New York 10055.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND LEGAL PROCEEDINGS

Related Party Transactions

During the last fiscal year, we have not entered into any transaction in which the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest, and no such transactions are currently proposed.

Conflict of Interest Policy

We have adopted policies to reduce potential conflicts of interest. A “conflict of interest” occurs when a trustee’s, officer’s or employee’s personal interest interferes with our interest. Generally, our policies provide that any transaction, agreement or relationship in which any of our trustees, officers or employees has an interest must be approved by our Audit Committee or a majority of our disinterested trustees.

Applicable Maryland law provides that a contract or other transaction between a Maryland real estate investment trust and any of that entity’s trustees or any other entity in which that trustee is also a trustee or director or has a material financial interest is not void or voidable solely on the grounds of the common board membership or interest, the fact that the trustee was present at the meeting at which the contract or transaction is approved or the fact that the trustee’s vote was counted in favor of the contract or transaction, if:

•

the fact of the common board membership or interest is disclosed to the board or a committee of the board, and the board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested members, even if the disinterested members constitute less than a quorum;

•

the fact of the common board membership or interest is disclosed to shareholders entitled to vote on the contract or transaction, and the contract or transaction is approved by a majority of the votes cast by the shareholders entitled to vote on the matter, other than votes of shares owned of record or beneficially by the interested director, corporation, firm or other entity; or

•	the contract or transaction is fair and reasonable to the trust. Our declaration of trust specifically adopts these provisions of Maryland law.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that all of our trustees, executive officers and beneficial owners of more than 10% of our common shares reported on a timely basis all transactions required to be reported by Section 16(a) of the Exchange Act during 2017, except that a Form 4 was filed late by Mr. Natelli to report the acquisition of common shares and a Form 4 was filed late by Mr. Vicari to report the disposition of Series A preferred shares upon their redemption by the Trust.

ANNUAL REPORT ON FORM 10-K

All shareholders receiving this proxy statement should have also received a paper copy or access to an electronic copy of the 2017 Annual Report, which includes our Annual Report on Form 10-K for the year ended December 31, 2017. Shareholders may request a free copy of our 2017 Annual Report on Form 10-K, including applicable financial statements and schedules, by sending a written request to: 4300 Wilson Boulevard, Suite 625, Arlington, Virginia 22203. Alternatively, shareholders can access the 2017 Annual Report on Form 10-K and other financial information on our website at: http://www.chesapeakelodgingtrust.com. We will also furnish any exhibit to the 2017 Annual Report on Form 10-K upon written request and payment of a copying charge of 20 cents per page.

DEADLINES FOR RECEIPT OF SHAREHOLDER PROPOSALS FOR

CONSIDERATION AT OUR 2019 ANNUAL MEETING

Any proposal that a holder of our common shares wishes to submit for inclusion in the Chesapeake Lodging Trust Proxy Statement for the 2019 Annual Meeting (“2019 Proxy Statement”) pursuant to SEC Rule 14a-8 must be received by Chesapeake Lodging Trust no later than December 31, 2018. Such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. In addition, notice of any proposal that a holder of our common shares wishes to propose for consideration at the 2019 Annual Meeting, but does not seek to include in the 2019 Proxy Statement pursuant to Rule 14a-8, must be delivered to Chesapeake Lodging Trust no earlier than February 14, 2019 and no later than March 16, 2019 if the proposing holder of our common shares wishes for Chesapeake Lodging Trust to describe the nature of the proposal in its 2019 Proxy Statement. Any shareholder proposals or notices submitted to Chesapeake Lodging Trust in connection with our 2019 Annual Meeting should be addressed to: Corporate Secretary, Chesapeake Lodging Trust, 4300 Wilson Boulevard, Suite 625, Arlington, Virginia 22203.

Arlington, Virginia

April 30, 2018

ATTENDING THE 2018 ANNUAL MEETING

Only shareholders or their legal proxy holders who comply with the admission requirements described below may attend the 2018 Annual Meeting. Due to space constraints and other security considerations, we will not be able to accommodate the guests of either shareholders or their legal proxy holders.

Admission to the 2018 Annual Meeting

To be admitted to the 2018 Annual Meeting, you must present an admission ticket, valid proof of ownership of the Trust’s common shares as of April 24, 2018 or a valid legal proxy. All attendees must also provide a form of government-issued photo identification. If you arrive at the 2018 Annual Meeting without the required items, we will admit you only if we are able to verify that you are a shareholder of the Trust as of April 24, 2018.

Shareholders of record may gain admittance to the 2018 Annual Meeting by presenting the admission ticket that is attached to their proxy card delivered with their proxy statement or by providing other proof of ownership of the Trust’s common shares as of April 24, 2018. The admission ticket is non-transferable. If your shares are held in the name of a bank, broker, trustee or other nominee and you plan to attend the 2018 Annual Meeting, you will need to bring the admission ticket provided by your bank, broker, trustee or other nominee, as well as proof of ownership as of April 24, 2018, such as a recent bank or brokerage account statement. If you are not a shareholder but attending as proxy for a shareholder, you may attend the 2018 Annual Meeting by presenting a valid legal proxy. Shareholders may appoint only one proxy holder to attend on their behalf.

If you are representing an entity that is a shareholder, you must provide evidence of your authority to represent that entity at the 2018 Annual Meeting. Shareholders holding shares in a joint account will be admitted to the 2018 Annual Meeting if they provide proof of joint ownership and otherwise follow the admission requirements described above.

Directions to the 2018 Annual Meeting

Our 2018 Annual Meeting will be held at the offices of Polsinelli PC, located at 1401 Eye Street, NW, Suite 800, Washington, DC 20005. Polsinelli is accessible from Reagan National Airport, Dulles International Airport and Baltimore/Washington International Airport as follows:

•

From Reagan National Airport (DCA): Take George Washington Parkway North, and exit at I-395 North towards Washington, DC. Take the US-1 N Exit toward Downtown, and continue on US-1/14th Street, NW. Turn left onto I Street, NW. Polsinelli is located in the Franklin Tower office building, on the Northwest corner of 14th and I Streets.

•

From Dulles International Airport (IAD): Take the Dulles Airport Access Road, and merge onto I-66 East towards Washington, DC. Take the E Street Expressway Exit. Turn left on 18th Street, NW, and then turn right on H Street, NW. Turn left on 14th Street, NW and at the first intersection, turn left on I Street, NW. Polsinelli is located in the Franklin Tower office building, on the Northwest corner of 14th and I Streets

•

From Baltimore/Washington International Airport (BWI): Take I-195 West. Merge onto MD-295 South (which becomes I-295 South) via Exit 2B towards Washington, DC. Continue on MD-295 South, then merge onto US-50 W/New York Avenue, NE, towards Washington, DC. Continue on US-50 W/New York Avenue, NE, and then turn left on 6th Street, NW. Turn right on K Street, NW, and continue on New York Avenue, NW. Turn right on I Street, NW. Polsinelli is located in the Franklin Tower office building, on the Northwest corner of 14th and I Streets.

APPENDIX A

CHESAPEAKE LODGING TRUST

EQUITY PLAN

(AS PROPOSED TO BE AMENDED AND RESTATED

EFFECTIVE AS OF JUNE 14, 2018)

A

CHESAPEAKE LODGING TRUST

EQUITY PLAN

A-i

A-ii

A-iii

CHESAPEAKE LODGING TRUST

EQUITY PLAN

Chesapeake Lodging Trust, a Maryland real estate investment trust (the “Trust”), sets forth herein the terms of its Equity Plan (as amended from time to time, the “Plan”). The Plan originally became effective on January 18, 2010 and is now amended and restated by the Board of Trustees of the Trust effective as of June 14, 2018, subject to approval by the Trust’s shareholders at the 2018 Annual Meeting.

1.	PURPOSE

This Plan is intended to (a) provide incentive to eligible persons to stimulate their efforts toward the continued success of the Trust and to operate and manage their businesses in a manner that will provide for the long-term growth and profitability of the Trust; and (b) provide a means of obtaining, rewarding and retaining key personnel. To this end, the Plan provides for the grant of share options, share appreciation rights, restricted shares, share units, unrestricted shares, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Share options granted under the Plan may be non-qualified share options or incentive share options, as provided herein.

2.	DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1    “Affiliate” means, with respect to the Trust, any company or other trade or business that controls, is controlled by or is under common control with the Trust within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting Options or Share Appreciation Rights, an entity may not be considered an Affiliate unless the Trust holds a “controlling interest” in such entity, where the term “controlling interest” has the same meaning as provided in Treasury Regulations section 1.414(c)-2(b)(2)(i), provided that the language “at least 50 percent” is used instead of “at least 80 percent” and, provided further, that where granting of Options or Share Appreciation Rights is based upon a legitimate business criteria, the language “at least 20 percent” is used instead of “at least 80 percent” each place it appears in Treasury Regulations section 1.414(c)-2(b)(2)(i).

2.2    “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 15) over a performance period of up to and including one year (the fiscal year, unless otherwise specified by the Committee).

2.3    “Award” means a grant of an Option, Share Appreciation Right, Restricted Share, Unrestricted Share, Share Unit, Dividend Equivalent Right, or cash award under the Plan.

2.4    “Award Agreement” means the written or electronic agreement between the Trust and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5    “Benefit Arrangement” shall have the meaning set forth in Section 16 hereof.

2.6    “Board” means the Board of Trustees of the Trust.

2.7    “Cause” unless otherwise provided by the Board or the Committee in the Award Agreement, has the same meaning as provided in the employment agreement between the Service Provider and the Trust or any Affiliate of the Trust, on the date of Termination of Employment, or if no such definition or employment agreement exists, “Cause” means conduct amounting to (i) fraud or dishonesty against the Trust or any Affiliate of the Trust, (ii) Service Provider’s willful misconduct, repeated refusal to follow the reasonable directions of the Board, any executive officer or departmental head of the Trust or any Affiliate, or knowing violation of law in

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the course of performance of the duties of Service Provider’s employment with the Trust or any Affiliate of the Trust, (iii) repeated absences from work without a reasonable excuse, (iv) intoxication with alcohol or drugs while on the Trust’s or any Affiliate of the Trust’s premises or while performing Services for the Trust or any of its Affiliates, (v) a conviction or plea of guilty or nolo contendere to a felony or a crime involving dishonesty, or (vi) a material breach or violation of the terms of any employment or other agreement to which Service Provider and the Trust, or, if applicable, any Affiliate of the Trust are parties.

2.8    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9    “Committee” means the Compensation Committee of the Board or other committee of the Board to which authority has been delegated pursuant to Section 3.2.

2.10    “Corporate Transaction” means (i) the dissolution or liquidation of the Trust or a merger, consolidation, or reorganization of the Trust with one or more other entities in which the Trust is not the surviving entity, (ii) a sale of substantially all of the assets of the Trust to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Trust is the surviving entity) which results in any person or entity (other than persons who are shareholders or Affiliates of the Trust or Affiliates of such shareholders immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of shares of beneficial interest of the Trust.

2.11    “Covered Employee” means a Grantee who is a Covered Employee within the meaning of Section 162(m)(3) of the Code.

2.12    “Disability” has the same meaning as provided in the long-term disability plan or policy maintained by the Trust or, if applicable, any Affiliate of the Trust for the Service Provider. If no long-term disability plan or policy was ever maintained on behalf of the Service Provider, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.

2.13    “Dividend Equivalent” means a right, granted to a Grantee under Section 14 hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

2.14    “Effective Date” means January 18, 2010.

2.15    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.16    “Fair Market Value” means the value of a Share, determined as follows: if on the Grant Date or other determination date the Shares are listed on an established national or regional stock exchange, or is publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Shares on such exchange or in such market (if there is more than one such exchange or market, the principal exchange or market on which the Shares are listed) on the Grant Date or such other determination date or, if no sale of Shares is reported for such date, the Fair Market Value shall be the Fair Market Value on the next preceding day on which any sale shall have been reported. If the Shares are not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Shares as determined by the Board in good faith. For purposes of determining taxable income and the amount of the related tax withholding obligation under Section 19.3, notwithstanding this Section 2.16 or Section 19.3, for any Shares that are sold on the same day that such shares are first legally saleable pursuant to the terms of the applicable award agreement, Fair Market Value shall be determined based upon the sale price for such Shares so long as the grantee has provided the Trust with advance written notice of such sale.

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2.17    “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.18    “Grant Date” means, as determined by the Board or the Committee, the latest to occur of (i) the date as of which the Board or such Committee approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board or such Committee.

2.19    “Grantee” means a person who receives or holds an Award under the Plan.

2.20    “Incentive Share Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.21    “Non-qualified Share Option” means an Option that is not an Incentive Share Option.

2.22    “Option” means an option to purchase one or more Shares pursuant to the Plan.

2.23    “Option Price” means the purchase price for each Share subject to an Option.

2.24    “Other Agreement” shall have the meaning set forth in Section 16 hereof.

2.25    “Outside Trustee” means a member of the Board who is not an officer or employee of the Trust.

2.26    “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 15) over a performance period of more than one year.

2.27    “Plan” means this Chesapeake Lodging Trust Equity Plan, as amended, modified or restated from time to time.

2.28    “Purchase Price” means the purchase price for each Share pursuant to a grant of Restricted Shares or Share Units.

2.29    “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.30    “Restricted Shares” means Shares, awarded to a Grantee pursuant to Section 11 hereof.

2.31    “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 10 hereof.

2.32    “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.33    “Service” means service as an employee, officer, Outside Trustee or other Service Provider of the Trust or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be an employee, officer, Outside Trustee or other Service Provider of the Trust or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

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2.34    “Service Provider” means an employee, officer or Outside Trustee of the Trust or an Affiliate, or an individual who is a consultant or adviser providing services to the Trust or an Affiliate.

2.35    “Shares” means the common shares of beneficial interest, par value $.01 per share, of the Trust.

2.36    “Share Appreciation Right” or “SAR” means a right granted to a Grantee under Section 10 hereof.

2.37    “Share Unit” means a bookkeeping entry representing the equivalent of a Share, awarded to a Grantee pursuant to Section 11 hereof.

2.38    “Subsidiary” means any “subsidiary corporation” of the Trust within the meaning of Section 424(f) of the Code.

2.39    “Substitute Award” means an Award granted upon assumption of, or in substitution for, an outstanding award previously granted by a company or other entity acquired by the Trust or any Affiliate with which the Trust or any Affiliate combines.

2.40    “Termination Date” means the date upon which an Option or SAR shall terminate or expire, as set forth in Section 8.3 hereof.

2.41    “Ten Percent Shareholder” means an employee who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding shares of beneficial interest in the Trust or any of its Subsidiaries. In determining share ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.42    “Trust” means Chesapeake Lodging Trust, a Maryland real estate investment trust.

2.43    “Unrestricted Share” means an Award pursuant to Section 12 hereof.

3.	ADMINISTRATION OF THE PLAN

3.1    Board.

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Trust’s declaration of trust and by-laws, in each case, as amended, modified or supplemented from time to time, and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Trust’s declaration of trust and by-laws, in each case, as amended, modified or supplemented from time to time, and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final and conclusive.

3.2    Committee.

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the declaration of trust and by-laws of the Trust, in each case, as amended, modified or supplemented from time to time, and applicable law. The Board may also appoint one or more separate committees of the Board, each composed of one or more trustees of the Trust who need not be Outside Trustees, who may administer the Plan with respect to employees or other Service Providers who are not

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executive officers or trustees of the Trust or its Affiliates, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards. In addition, the Committee may delegate to one or more executive officers of the Trust or its Affiliates the authority to grant Awards to employees or other Service Providers who are not executive officers or trustees of the Trust. Such delegation shall specify the maximum number of Shares that may be granted by such officer(s), as well as the time period during which the delegation shall remain in effect. In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3    Terms of Awards.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)    designate Grantees,

(ii)    determine the type or types of Awards to be made to a Grantee,

(iii)    determine the number of Shares to be subject to an Award,

(iv)    establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the Shares subject thereto, the treatment of an Award in the event of a Corporate Transaction and any terms or conditions that may be necessary to qualify Options as Incentive Share Options),

(v)    prescribe the form of each Award Agreement evidencing an Award, and

(vi)    amend, modify, or supplement the terms of any outstanding Award, subject to Section 3.7. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to make or modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.

The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Trust, any Affiliate, or any business entity to be acquired by the Trust or an Affiliate. The Committee may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Trust or any Affiliate thereof or any confidentiality obligation with respect to the Trust or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Trust may annul an Award if the Grantee is an employee of the Trust or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan or any other agreement with the Grantee, as applicable.

Furthermore, if the Trust is required to prepare an accounting restatement due to the material noncompliance of the Trust as a result of misconduct, with regard to any financial reporting requirement under the securities laws, the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 and any Grantee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Trust the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document that contained such material noncompliance.

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Notwithstanding any other provision of this Plan or any provision of any Award Agreement, if the Trust is required to prepare an accounting restatement, then Grantees shall forfeit any cash or Shares received in connection with an Award (or an amount equal to the fair market value of such Shares on the date of delivery if the Grantee no longer holds the Shares) if pursuant to the terms of the Award Agreement for such Award, the amount of the Award earned or the vesting in the Award was explicitly based on the achievement of pre-established performance goals set forth in the Award Agreement (including earnings, gains, or other criteria) that are later determined, as a result of the accounting restatement, not to have been achieved.

3.4    Deferral Arrangement.

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Share equivalents and restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5    No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6    Share Issuance/Book-Entry.

Notwithstanding any other provision of this Plan to the contrary, the issuance of the Shares under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more share certificates.

3.7    No Repricing.

Other than pursuant to Section 18 and except in connection with a Corporate Transaction involving the Trust and/or any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares, notwithstanding any other provision in the Plan to the contrary, the terms of outstanding Options or SARs may not be amended without shareholder approval to (i) reduce their Option Price or SAR Exercise Price, as applicable or (ii) cancel, exchange, substitute, buyout or surrender such outstanding Options or SARs in exchange for cash, other Awards or Options or SARs with an Option Price or SAR Exercise Price, as applicable, that is less than the Option Price or SAR Exercise Price, as applicable, of the original Options or SARs.

4.	SHARES SUBJECT TO THE PLAN

4.1    Number of Shares Available for Awards and Share Usage.

Subject to adjustment as provided in Section 18 hereof, the number of Shares available for issuance under the Plan shall be 1,597,134 plus those Shares available due to forfeiture, termination or expiration of Awards outstanding as of April 24, 2018. All Shares available for issuance under the Plan may be awarded as Incentive Share Options. Any Shares that are subject to Awards shall be counted against this limit as one (1) Share for every one (1) Share issued.

Shares issued or to be issued under the Plan shall be authorized but unissued Shares. If any Shares covered by an Award granted under the Plan are not purchased or are forfeited or expire, or if an award in either case otherwise terminates without delivery of any Shares subject thereto or is settled in cash in lieu of Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such

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Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan as set forth in this Section 4.1. Any Shares that again become available for grant pursuant to this Section 4.1 shall be added back as one (1) Share. Shares issued pursuant to Awards granted in substitution for awards held by employees of a business entity acquired by the Trust or an Affiliate shall not count against the Shares available for issuance under the Plan.

4.2    Adjustments in Authorized Shares.

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of Shares reserved pursuant to Section 4.1 shall be increased by the corresponding number of awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to awards before and after the substitution. Available shares under a shareholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the number of Shares available under the Plan, subject to applicable stock exchange requirements.

5.	DURATION AND AMENDMENTS

5.1    Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Trust’s shareholders within one year of the Effective Date. Upon approval of the Plan by the shareholders of the Trust as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Trust had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect.

5.2    Term.

Subject to shareholder approval of the amendment and restatement of the Plan, the Plan shall terminate automatically on the tenth anniversary of the date on which such shareholder approval is obtained, June 14, 2028, unless terminated on an earlier date as provided in Section 5.3. Such shareholder approval will be obtained in the manner and to the degree required under applicable laws.

If shareholder approval of the amendment and restatement of the Plan is not obtained, the Plan shall terminate automatically, as originally scheduled, on January 18, 2020, unless terminated on an earlier date as provided in Section 5.3.

5.3    Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any Shares as to which Awards have not been made. An amendment shall be contingent on approval of the Trust’s shareholders only (i) to the extent stated by the Board or required by applicable law or (ii) if the amendment would (A) materially increase the benefits accruing to participants under the Plan, (B) materially increase the aggregate number of Shares that may be issued under the Plan, or (C) materially modify the requirements as to eligibility for participation in the Plan. No amendment will be made to the no repricing provisions of Section 8 of the Plan without the approval of the Trust’s shareholders. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

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6.	AWARD ELIGIBILITY AND LIMITATIONS

6.1    Service Providers; Outside Trustees; Other Persons.

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Trust or of any Affiliate, including any such Service Provider who is an officer or trustee of the Trust, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Trust by the Board.

6.2    Successive Awards.

An eligible person may receive more than one Award, subject to such restrictions as are provided herein.

6.3    Limitation on Shares Subject to Awards and Cash Awards.

(i)    the maximum number of Shares subject to Options or SARs that can be issued under the Plan to any person eligible for an Award under Section 6 hereof is 350,000 (three hundred fifty thousand) in any calendar year;

(ii)    the maximum number of Shares that can be issued under the Plan, other than pursuant to an Option, SAR, or Restricted Shares or Share Unit grant that is not performance based, to any person eligible for an Award under Section 6 hereof is 350,000 (three hundred fifty thousand) in any calendar year;

(iii)    the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Grantee shall be $5,000,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $15,000,000.

The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 18 hereof.

6.4    Stand-Alone, Additional, Tandem, and Substitute Awards.

Subject to Section 3.7, Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Trust, any Affiliate, or any business entity to be acquired by the Trust or an Affiliate, or any other right of a Grantee to receive payment from the Trust or any Affiliate. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board shall require the surrender of such other Award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Trust or any Affiliate. Notwithstanding Sections 8.1 and 10.1 but subject to Section 3.7, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a Share on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder for any Incentive Share Option and consistent with Code Section 409A for any other Option or SAR.

7.	AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Share Options or Incentive Share Options, and in the absence of such specification such options shall be deemed Non-qualified Share Options.

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8.	TERMS AND CONDITIONS OF OPTIONS

8.1    Option Price.

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a Share; provided, however, that in the event that a Grantee is a Ten Percent Shareholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Share Option shall be not less than 110 percent of the Fair Market Value of a Share on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a Share.

8.2    Vesting.

Subject to Sections 8.3 and 18 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement.

8.3    Term.

Each Option granted under the Plan shall terminate, and all rights to purchase Shares thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the “Termination Date”); provided, however, that in the event that the Grantee is a Ten Percent Shareholder, an Option granted to such Grantee that is intended to be an Incentive Share Option shall not be exercisable after the expiration of five years from its Grant Date.

8.4    Termination of Service.

Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service. An Option that is intended to be an Incentive Share Option shall no longer be exercisable as an Incentive Share Option ninety (90) days after the termination of the Grantee’s Service.

8.5    Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Trust of written or electronic notice of exercise on any business day, on the form specified by the Trust. Such notice shall specify the number of Shares with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the Shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Trust many, in its sole and absolute judgment, determine to be required to withhold with respect to an Award pursuant to Section 19.3.

8.6    Rights of Holders of Options.

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject Shares or to direct the voting of the subject Shares) until the Shares covered thereby are fully paid and issued to him. Except as provided in Section 18 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.7    Delivery of Share Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a share certificate or certificates evidencing his or her ownership of

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the Shares subject to the Option. Notwithstanding any other provision of this Plan to the contrary, the Trust may elect to satisfy any requirement under this Plan for the delivery of share certificates through the use of book-entry.

8.8    Limitations on Incentive Share Options.

An Option shall constitute an Incentive Share Option only (i) if the Grantee of such Option is an employee of the Trust or any Subsidiary of the Trust; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which all Incentive Share Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.9    Notice of Disqualifying Disposition.

If any Grantee shall make any disposition of Shares issued pursuant to the exercise of an Incentive Share Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Trust of such disposition within ten (10) days thereof.

9.	TRANSFERABILITY OF OPTIONS

9.1    Transferability of Options.

Except as provided in Section 9.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 9.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.2    Transfers.

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Share Option to any Family Member or to any entity that is exempt from income tax pursuant to Section 501(c)(3) of the Code, or any successor provision. For the purpose of this Section 9.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 9.2 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

10.	SHARE APPRECIATION RIGHTS

The Board is authorized to grant Share Appreciation Rights (“SARs”) to Grantees on the following terms and conditions:

10.1    Right to Payment.

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, an amount not greater than the excess of (A) the Fair Market Value of one Share on the date of exercise over (B) the grant price of the SAR, as determined by the Board. The Award Agreement for an SAR shall specify the SAR

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Exercise Price of the SAR, which shall be at least the Fair Market Value of a Share on the Grant Date. The Award Agreement for a SAR shall specify the SAR Exercise Price, which shall be at least the Fair Market Value of a Share on the Grant Date. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that a SAR that is granted subsequent to the Grant Date of a related Option must have a SAR Exercise Price that is no less than the Fair Market Value of a Share on the Option Grant Date.

10.2    Other Terms.

Each SAR granted under the Plan shall terminate upon the expiration of ten years from the Grant Date of such SAR or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR. The Board shall determine at the Grant Date or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement which may be cash or Shares, method by or forms in which Shares will be delivered or deemed to be delivered to Grantees, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR, provided, however, that each SAR granted under the Plan shall terminate under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.

11.	RESTRICTED SHARES AND SHARE UNITS

11.1    Grant of Restricted Shares or Share Units.

The Board may from time to time grant Restricted Shares or Share Units to persons eligible to receive Awards under Section 6 hereof, subject to such restrictions, conditions and other terms, if any, as the Board may determine.

11.2    Restrictions.

At the time a grant of Restricted Shares or Share Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Shares or Share Units. Each Award of Restricted Shares or Share Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Shares or Share Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Shares or Share Units in accordance with Section 15.1 and 15.2. Neither Restricted Shares nor Share Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Shares or Share Units.

11.3    Restricted Shares Certificates.

The Trust shall issue, in the name of each Grantee to whom Restricted Shares has been granted, share certificates representing the total number of Restricted Shares granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Trust, or his delegate, shall hold such certificates for the Grantee’s benefit until such time as the Restricted Shares are forfeited to the Trust or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that all such certificates, regardless of whether held by the Secretary, his delegate or delivered to the Grantee, shall bear a legend or legends that comply with the applicable securities laws and

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regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement. If the Trust utilizes book-entry form with appropriate restrictions noted in the Trust records, and the Grantee so requests, the Trust will furnish without charge the powers, designations, preferences and relative, participating, optional, or other special rights of the Share and the qualifications, limitations or restrictions of such preferences and/or rights. Such requests shall be made in writing to the Trust’s Secretary.

11.4    Rights of Holders of Restricted Shares.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Shares shall have the right to vote such Shares and the right to receive any dividends declared or paid with respect to such Shares. The Board may provide that any dividends paid on Restricted Shares must be reinvested in Shares, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Shares. All distributions, if any, received by a Grantee with respect to Restricted Shares as a result of any share split, share dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant. Holders of Restricted Shares may not make an election under Code Section 83(b) with regard to the grant of Restricted Shares, and any holder who attempts to make such an election shall forfeit the Restricted Shares.

11.5    Rights of Holders of Share Units.

11.5.1    No Voting and Dividend Rights

Unless the Board otherwise provides in an Award Agreement, holders of Share Units shall have no rights as shareholders of the Trust. The Board may provide in an Award Agreement evidencing a grant of Share Units that the holder of such Share Units shall be entitled to receive, upon the Trust’s payment of a cash dividend on its outstanding Shares, a cash payment for each Share Unit held equal to the per-share dividend paid on the Shares. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Share Units at a price per unit equal to the Fair Market Value of a Share on the date that such dividend is paid, subject to the same vesting conditions and restrictions applicable to such Share Units.

11.5.2    Creditor’s Rights

A holder of Share Units shall have no rights other than those of a general creditor of the Trust. Share Units represent an unfunded and unsecured obligation of the Trust, subject to the terms and conditions of the applicable Award Agreement.

11.6    Termination of Service.

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Shares or Share Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Shares or Share Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Shares or any right to receive dividends with respect to Restricted Shares or Share Units.

11.7    Purchase of Restricted Shares.

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Shares from the Trust at a Purchase Price equal to the greater of (i) the aggregate par value of the Shares represented by such Restricted Shares or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Shares. The Purchase Price shall be payable in a form described in Section 13 or, in the discretion of the Board, in consideration for past Services rendered to the Trust or an Affiliate.

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11.8    Delivery of Shares.

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions or restrictions prescribed by the Board as set forth in the Award agreement, the restrictions applicable to Restricted Shares or Share Units settled in Shares shall lapse, and, unless otherwise provided in the Award Agreement, a share certificate for such Shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. In the alternative, a book-entry no longer reflecting any restrictions may be made. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with respect to a Share Unit once the Shares represented by the Share Unit have been delivered. Share Units may also be settled in cash upon the determination of the Board or as specified in the applicable Award Agreement.

12.	UNRESTRICTED SHARES AWARDS

The Board may, in its sole discretion, grant to any Grantee under the Plan (or sell at par value or such other higher purchase price determined by the Board) Unrestricted Share Awards pursuant to which Grantees may receive Shares free of any restrictions (“Unrestricted Shares”). Unrestricted Share Awards may be granted or sold in respect of past services, performance and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee. A share certificate for such Shares shall be delivered, free of all restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. In the alternative, a book-entry may be made.

13.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED SHARES AND SHARE UNITS

13.1    General Rule.

Payment of the Option Price for the Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares and Share Units shall be made in cash or in cash equivalents acceptable to the Trust.

13.2    Surrender of Shares.

To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Shares may be made all or in part through the tender or attestation to the Trust of Shares, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender. In addition, and also only to the extent the Award Agreement so provides, payment of the Option Price may be made by requesting that the Trust withhold Shares that would otherwise be deliverable pursuant to the exercise of the Option, which Shares shall be valued at their Fair Market Value on the date of exercise.

13.3    Cashless Exercise.

With respect to an Option only (and not with respect to Restricted Shares), to the extent the Award Agreement so provides and subject to compliance with applicable law, payment of the Option Price for Shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Trust to sell Shares and to deliver all or part of the sales proceeds to the Trust in payment of the Option Price and any withholding taxes described in Section 19.3 or, with the consent of the Trust, by issuing the number of Shares equal in value to the difference between the Option Price and the Fair Market Value of the Shares subject to the portion of the Option being exercised.

13.4    Other Forms of Payment.

To the extent the Award Agreement so provides, payment of the Option Price for Shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Shares may be made in any other form that is consistent with applicable laws, regulations and rules.

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14.	DIVIDEND EQUIVALENT RIGHTS

14.1    Dividend Equivalent Rights.

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee as a component of another Award other than an Option or SAR or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. Subject to Code Section 409A, a Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award; provided, however, that Dividend Equivalents credited pursuant to a Dividend Equivalents Right granted as a component of another Award which vests or is earned based upon achievement of performance goals shall not vest or be paid unless the performance goals for such underlying Award are achieved.

14.2    Termination of Service.

Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

15.	PERFORMANCE AND ANNUAL INCENTIVE AWARDS

15.1    Performance Conditions.

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 15.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

15.2    Performance or Annual Incentive Awards Granted to Designated Covered Employees.

If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 15.2.

15.2.1    Performance Goals Generally

The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by

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the Committee consistent with this Section 15.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one or more performance goals. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.

15.2.2    Business Criteria

One or more of the following business criteria for the Trust, on a consolidated basis, and/or specified subsidiaries or business units of the Trust (except with respect to the total shareholder return and earnings per Share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards:

•	total shareholder return;

•

total shareholder return as compared to total return (on a comparable basis) of (i) a publicly available index, such as, but not limited to, the Standard & Poor’s 500 Stock Index or the SNL U.S. REIT Hotel Index prepared by SNL Financial LC (as previously defined, the “SNL Index”); or (ii) a custom index comprising a select group of peer companies which are comparable to the Trust and included in the SNL Index;

•	Hotel EBITDA, defined as total revenue, less total hotel operating expenses;

•	Adjusted Hotel EBITDA, defined as Hotel EBITDA further adjusted for certain recurring and non-recurring items;

•	net income;

•	pretax earnings;

•	earnings before interest expense and taxes;

•	earnings before interest expense, taxes, depreciation and amortization, or EBITDA;

•	Adjusted EBITDA, defined as EBITDA further adjusted for certain recurring and non-recurring items;

•	Room revenue per available room, or RevPAR, and RevPAR growth metrics;

•	RevPAR penetration, which measures the RevPAR of our hotels in comparison to each other hotel in the competitive set in each of our hotels’ markets;

•	other measures relating to the operating profits or cash flows generated by our hotels;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on assets;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

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•	ratio of debt to shareholders’ equity;

•	revenue;

•	book value;

•	FFO or FFO per share and Adjusted FFO and Adjusted FFO per share;

•	cash available for distribution, or CAD, per share;

•	cash flow;

•	economic value-added models or equivalent metrics; or

•	reductions in costs.

15.2.3    Timing For Establishing Performance Goals

Performance goals shall be established not later than the earlier of (i) 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, (ii) the day on which 25% of any performance period applicable to such Awards has expired, and (iii) at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

15.2.4    Performance or Annual Incentive Award Pool

The Committee may establish a Performance or Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance in connection with Performance or Annual Incentive Awards.

15.2.5    Settlement of Performance or Annual Incentive Awards; Other Terms

Settlement of such Performance or Annual Incentive Awards shall be in cash, Shares, Restricted Shares, Share Units, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.

15.3    Written Determinations.

All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent required to comply with, or not prohibited by, Code Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

15.4    Status of Section 15.2 Awards Under Code Section 162(m).

It is the intent of the Trust that Performance Awards and Annual Incentive Awards under Section 15.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 15.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations

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thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any Award Agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

16.	PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any Award Agreement or agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Trust or any Affiliate, except an agreement, contract or understanding between the Grantee and the Trust or any Affiliate that expressly addresses Section 280G of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Share or Share Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Trust under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment; provided, however, that to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an Award reduces the Parachute Payment to the greatest extent.

17.	REQUIREMENTS OF LAW

17.1    General.

The Trust shall not be required to sell or issue any Shares under any Award if the sale or issuance of such Shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Trust or any Affiliate of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Trust shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, no Shares may be issued or sold to the Grantee or any other individual pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Trust, and any delay caused thereby shall in no way affect the date of termination of the Award or otherwise result in any claim or damages. Without limiting the generality of the foregoing, specifically, in connection with the Securities Act, upon the exercise of any Option or any SAR

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that may be settled in Shares or the delivery of any Shares underlying an Award, unless a registration statement under such Act is in effect with respect to the Shares covered by such Award, the Trust shall not be required to sell or issue such Shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual may acquire such Shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Trust may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Trust shall not be obligated to take any affirmative action in order to cause the exercise of an Option or SAR or the issuance of Shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option or any SAR that may be settled in Shares shall not be exercisable until the Shares covered by such Option or SAR are registered or are exempt from registration, the exercise of such Option or SAR (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17.2    Rule 16b-3.

During any time when the Trust has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Trust that Awards pursuant to the Plan and the exercise of Options or SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan, Awards and Award Agreements in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

18.	EFFECT OF CHANGES IN CAPITALIZATION

18.1    Changes in Shares.

If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of shares or other securities of the Trust on account of any recapitalization, reclassification, share split, reverse split, combination of shares, exchange of shares, share dividend or other distribution payable in capital share, or other increase or decrease in such shares effected without receipt of consideration by the Trust occurring after the Effective Date, the number and kinds of shares for which grants of Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Board. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options, SARs, Restricted Shares or Share Units shall not change the aggregate Option Price, SAR Exercise Price or Purchase Price payable with respect to Shares that are subject to the unexercised portion of an outstanding Option or SAR, or an unvested portion of Restricted Shares or Share Units, as applicable, but shall include a corresponding proportionate adjustment in the Option Price, SAR Exercise Price or Purchase Price per Share; provided, however, that options that are not Incentive Share Options and SARs may be adjusted pursuant to Code Section 409A so that the difference between the aggregate exercise price over the aggregate fair market value remains the same before and after the adjustment. The conversion of any convertible securities of the Trust shall not be treated as an increase in Shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Trust’s shareholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend) without receipt of consideration by the Trust, the Trust shall in such manner as the Trust deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price or purchase price of outstanding Options, SARs, Restricted Shares and Share Units to reflect such distribution.

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18.2    Changes in Capitalization; Merger; Liquidation.

(a)    In the event of a merger, consolidation, reorganization or other Corporate Transaction of the Trust, the Board may make such adjustments with respect to Awards and take such other action as it deems necessary or appropriate to reflect such merger, consolidation, reorganization or other Corporate Transaction, including, without limitation, the substitution of new Awards, the termination or the adjustment of outstanding Awards, the acceleration of Awards or the removal of restrictions on outstanding Awards, all as may be provided in the applicable Award Agreement or, if not expressly addressed therein, as the Board subsequently may determine in the event of any such transaction.

(b)    In addition to or instead of any adjustments authorized in Section 18.1(a) above, in the event of a merger, consolidation, reorganization or other Corporate Transaction of the Trust, the Board may elect, in its sole discretion, to cancel or repurchase any outstanding Awards issued under the Plan and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of an Award consisting of Restricted Shares or Share Units, equal to the formula or fixed price per Share paid to holders of the Shares in connection with such transaction and, in the case of Options or SARs, equal to the product of the number of Shares subject to the Option or SAR multiplied by the amount, if any, by which (I) the formula or fixed price per Share paid to holders of Shares pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Option or SAR. Notwithstanding the foregoing, Share Units subject to Code Section 409A shall be cancelled on a Corporate Transaction only to the extent such Corporate Transaction constitutes a “change in control event” within the meaning of Code Section 409A.

18.3    Adjustments.

Adjustments under this Section 18 related to Shares or securities of the Trust shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional Shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole Share. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Section 18.

18.4    No Limitations on Trust.

The existence of this Plan and the Awards granted pursuant to this Plan shall not affect in any way the right or power of the Trust to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Trust, any issue of debt or equity securities having preferences or priorities as to the Shares or the rights thereof, the dissolution or liquidation of the Trust, any sale or transfer of all or any part of its business or assets, or any other act or proceeding.

19.	GENERAL PROVISIONS

19.1    Disclaimer of Rights.

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Trust or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Trust or any Affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Trust or any Affiliate. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to provide service. The obligation of the Trust to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Trust to transfer any

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amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan and Awards.

19.2    Nonexclusivity of the Plan.

Neither the adoption of the Plan nor the submission of the Plan to the shareholders of the Trust for approval shall be construed as creating any limitations upon the right and authority of the Board, the Trust or its Affiliates to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board, the Trust or its Affiliates in their discretion determines desirable, including, without limitation, the granting of Share options otherwise than under the Plan.

19.3    Withholding Taxes.

The Trust or an Affiliate, as the case may be, shall have the right to deduct or withhold from payments of any kind otherwise due to a Grantee (including by withholding Shares otherwise deliverable under an Award) any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any Shares upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Trust or the Affiliate, as the case may be, any amount that the Trust or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Trust or the Affiliate, which may be withheld by the Trust or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Trust or the Affiliate to withhold Shares otherwise issuable to the Grantee or (ii) by delivering to the Trust or the Affiliate Shares already owned by the Grantee. The Shares so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Shares used to satisfy such withholding obligation shall be determined by the Trust or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 19.3 may satisfy his or her withholding obligation only with Shares that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of Shares that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of Shares pursuant to such Award, as applicable, cannot exceed such number of Shares having a Fair Market Value equal to the minimum statutory amount required by the Applicable Entity to be withheld and paid to any such federal, state or local taxing authority with respect to which such exercise, vesting, lapse of restrictions or payment of Shares. For purposes of determining taxable income and the amount of the related tax withholding obligation under this Section 19.3, notwithstanding Section 2.16 or this Section 19.3, for any Shares that are sold on the same day that such Shares are first legally saleable pursuant to the terms of the applicable award agreement; Fair Market Value shall be determined based upon the sale price for such Shares so long as the grantee has provided the Trust with advance written notice of such sale.

19.4    Captions.

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

19.5    Other Provisions.

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

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19.6    Number And Gender.

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

19.7    Severability.

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

19.8    Governing Law.

The validity and construction of this Plan and the instruments evidencing the Award hereunder shall be governed by the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the Award Agreements to the substantive laws of any other jurisdiction.

19.9    Code Section 409A.

The Board or the Committee, as applicable, intends to comply with Section 409A of the Code, or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board or the Committee, as applicable, determines that a Grantee would otherwise be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board or the Committee, as applicable.

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ANNUAL MEETING OF SHAREHOLDERS OF

CHESAPEAKE LODGING TRUST

JUNE 14, 2018

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at https://materials.proxyvote.com/165240

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

i	Please detach along perforated line and mail in the envelope provided.	i

∎

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE TRUSTEE NOMINEES, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3, AND “FOR” PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Consider and vote upon a proposal to elect eight trustees to the Trust’s Board of Trustees.
			FOR	AGAINST	ABSTAIN
		James L. Francis	☐	☐	☐
		Douglas W. Vicari	☐	☐	☐
		Thomas A. Natelli	☐	☐	☐
		Angelique G. Brunner	☐	☐	☐
		Thomas D. Eckert	☐	☐	☐
		John W. Hill	☐	☐	☐
		George F. McKenzie	☐	☐	☐
		Jeffrey D. Nuechterlein	☐	☐	☐

			FOR	AGAINST	ABSTAIN

		2. Consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Trust’s independent registered public accounting firm for 2018.	☐	☐	☐
			FOR	AGAINST	ABSTAIN

		3. Consider and vote upon a proposal to approve the amendment and restatement of the Trust’s Equity Plan.	☐	☐	☐
			FOR	AGAINST	ABSTAIN
		4. Consider and vote upon a non-binding advisory proposal to approve the Trust’s executive compensation programs as described in the Trust’s 2018 proxy statement.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

∎

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

∎

∎		∎
ADMISSION TICKET ANNUAL MEETING OF SHAREHOLDERS OF

CHESAPEAKE LODGING TRUST JUNE 14, 2018 WASHINGTON, DC OFFICES OF POLSINELLI PC
AGENDA

1. ELECTION OF TRUSTEES

2. RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

3. AMENDMENT AND RESTATEMENT OF THE TRUST’S EQUITY PLAN

4. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

5. TRANSACTION OF OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2018 ANNUAL MEETING

Shareholders of record may present this Admission Ticket to the Chesapeake Lodging Trust representative at the entrance to gain admittance to the 2018 Annual Meeting.

∎

CHESAPEAKE LODGING TRUST

Proxy for Annual Meeting of Shareholders on June 14, 2018 Solicited on Behalf of the Board of Trustees

The undersigned hereby appoints James L. Francis, Douglas W. Vicari and Graham J. Wootten, and each of them, with full power of substitution and power to act alone, as proxies to vote all the Common Shares of Beneficial Interest which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Chesapeake Lodging Trust, to be held June 14, 2018 at the offices of Polsinelli PC, 1401 Eye Street, NW, Suite 800, Washington, DC 20005, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side.)